 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-292448
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 8, 2026)
Vertical Aerospace Ltd.
25,000 Series A Convertible Preferred Shares
Up to 7,559 Series A Convertible Preferred Shares issuable as Dividends
Up to 54,446,488 Ordinary Shares Issuable Upon Conversion of Series A
Convertible Preferred Shares

Vertical Aerospace Ltd. (together with its subsidiaries, “we,” “us,” “our,” and the “Company”) is offering to YA II PN, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the “Investor”), through this prospectus supplement and the accompanying base prospectus, up to 32,559 Series A convertible preferred shares of the Company, par value $0.001 per share with a stated value equal to $1,000 (the “Series A convertible preferred shares”). This offering is being made pursuant to the Securities Purchase Agreement dated as of April 20, 2026 (the “Purchase Agreement”), by and between us and the Investor, under which we previously issued and sold to the Investor 25,000 Series A convertible preferred shares at the first closing (the “Initial Preferred Shares”) and may issue and sell to the Investor additional Series A convertible preferred shares, subject to certain limitations and conditions (the “Additional Preferred Shares” and, together with the Initial Preferred Shares, the “Preferred Shares”). The Series A convertible preferred shares offered hereby comprise (i) 25,000 Series A convertible preferred shares (the “Second Tranche Preferred Shares”), which constitute Additional Preferred Shares, to be sold at the second closing, which is the first additional closing under the Purchase Agreement, at a purchase price per share of $960.00, and (ii) up to 7,559 Series A convertible preferred shares issuable as dividends if and when payable on the Second Tranche Preferred Shares (the “PIK Preferred Shares”). Any Additional Preferred Shares, other than the Second Tranche Preferred Shares offered hereby, that may be issued at subsequent additional closings under the Purchase Agreement will be offered pursuant to a separate prospectus supplement to be filed by us under this or any other eligible registration statement of Vertical Aerospace Ltd.
This prospectus supplement also relates to the offering of up to a maximum of 54,446,488 ordinary shares, par value $0.001 per share (the “ordinary shares”) (calculated at the “floor price” for conversions of Series A convertible preferred shares, as described in more detail in this prospectus supplement) issuable upon the conversion, if any, of the Series A convertible preferred shares offered hereby pursuant to the Certificate of Designations of Series A Convertible Preferred Shares (the “Certificate of Designations”).
Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “EVTL.” On August 7, 2026, the last reported sales price of our ordinary shares as reported on the NYSE was $1.36 per share. There is no established public trading market for the Series A convertible preferred shares, and we do not expect a market to develop. In addition, the Series A convertible preferred shares will not be listed on any securities exchange or nationally recognized trading system.
The shares of Series A convertible preferred shares are immediately convertible upon issuance into ordinary shares as described herein. For a more detailed description of the Series A convertible preferred shares, see the section “Description of the Securities We Are Offering — Series A Convertible Preferred Shares” beginning on page S-20 of this prospectus supplement.
Delivery of the Second Tranche Preferred Shares offered hereby is expected to be made at the second closing on or about August 10, 2026, subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 10, 2026.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 8, 2026 that is part of our registration statement on Form F-3 (File No. 333-292448) filed on December 29, 2025 and declared effective by the SEC on January 8, 2026, along with the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and any related free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may offer from time to time various securities, of which this offering of ordinary shares is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference herein and therein, and the exhibits filed with the SEC in their entirety before making an investment decision.
We have not authorized anyone to provide you with information, or to make any representation, different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.
We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the securities under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and we will not have any responsibility therefor.

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This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement or any related free writing prospectus.
As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Vertical” mean Vertical Aerospace Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable ordinary shares.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus supplement applicable to that jurisdiction.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to customers;

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Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

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Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern;

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If we are unable to produce, certify or launch aircraft in the volumes or timelines projected, including achieving the goals set out in Flightpath 2030;

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Our aircraft may not perform at the level we expect and may potentially have defects;

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Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

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Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

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Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

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Any accidents or incidents involving electric vertical takeoff and landing (“eVTOL”) or hybrid-electric aircraft developed by us or our competitors could harm our business;

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Our aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

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Development, testing and commercialization of a hybrid-electric vertical take-off and landing variant of the Valo aircraft is subject to significant risks, including technological, regulatory and operational challenges;

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All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

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Our business has developed rapidly and expects to continue to develop significantly, and any failure to manage that growth effectively could harm our business;

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Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

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We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares;

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The consummation of the agreement in principle to issue $35 million of Additional Notes to Mudrick Capital, as described herein;

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The use of proceeds from this offering, if any; and

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Other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Many important factors, in addition to the factors described above and in other sections of this prospectus supplement, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The estimates and forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

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FREQUENTLY USED TERMS
“Amended and Restated 2021 Incentive Award Plan” means the Vertical Aerospace Ltd. 2021 Incentive Award Plan, as amended and restated on August 5, 2025.
“Articles” means the fifth amended and restated memorandum and articles of association of Vertical Aerospace Ltd., as amended from time to time.
“Base Indenture” means the indenture dated December 16, 2021 governing the Convertible Senior Secured Notes as entered into between the Company and U.S. Bank National Association as trustee and collateral agent for the Convertible Senior Secured Notes.
“Board” means the board of directors of the Company.
“Convertible Note Purchase Agreement” means the convertible note purchase agreement, dated April 20, 2026, between the Company and Mudrick Capital, granting the Company the right, but not the obligation, to cause Mudrick Capital to purchase up to $50 million in aggregate original principal amount of additional Convertible Senior Secured Notes for a period of one year following the date of the agreement.
“Convertible Senior Secured Notes” means the convertible senior secured notes due 2030 of Vertical, which bear interest at a rate of 10.00% per annum for cash interest or 12.00% per annum paid-in-kind at the election of Vertical that is paid semi-annually.
“EMI Option Agreements” means certain option agreements entered into on March 15, 2022 between the Company and certain employees of the Company and its subsidiaries as replacement option agreements for share options previously granted over shares in VAGL that were exchanged for options of equivalent value over ordinary shares in the Company, which options are intended to be tax qualifying enterprise management incentive options under Schedule 5 of the UK Income Tax (Earnings and Pensions) Act 2003.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Supplemental Indenture” means the first supplemental indenture to the Base Indenture, dated December 23, 2024, between the Company and U.S. Bank Trust Company, National Association, acting as trustee and collateral agent for the Convertible Senior Secured Notes.
“Flightpath 2030” means Vertical’s strategy and 2030 goals.
“Imagination Aero” means Imagination Aero Investments Limited.
“Indenture” means the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.
“IRS” means the U.S. Internal Revenue Service.
“Mudrick Capital” means Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it or its affiliates.
“NYSE” means the New York Stock Exchange.
“ordinary shares” means the ordinary shares, par value $0.001 per share, of Vertical Aerospace Ltd., unless otherwise specified.
“PCAOB” means the Public Company Accounting Oversight Board.
“PFIC” means passive foreign investment company.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Supplemental Indenture” means the second supplemental indenture to the Base Indenture, dated December 23, 2024, among the Company, VAGL and U.S. Bank Trust Company, National Association, acting as trustee and collateral agent for the Convertible Senior Secured Notes.
“Securities Act” means the U.S. Securities Act of 1933.

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“Series A convertible preferred shares” means the Series A convertible preferred shares, par value $0.001 per share with a stated value equal to $1,000, of Vertical Aerospace Ltd.
“Standby Equity Purchase Agreement” means the standby equity purchase agreement, dated April 20, 2026, between the Company and the Investor, pursuant to which the Investor has committed to purchase, at the Company’s direction, up to $500,000,000 of ordinary shares over a 36-month period, subject to certain conditions and limitations set forth therein.
“Third Supplemental Indenture” means the third supplemental indenture to the Base Indenture, dated April 20, 2026, among the Company, VAGL and U.S. Bank Trust Company, National Association, acting as trustee and collateral agent for the Convertible Senior Secured Notes.
“UK” means the United Kingdom.
“U.S.” means the United States of America.
“U.S. dollar” and “$” mean the legal currency of the United States.
“VAGL” means Vertical Aerospace Group Ltd., a private limited company incorporated under the laws of England and Wales and a wholly-owned subsidiary of Vertical Aerospace Ltd.
“Valo” means our flagship eVTOL (formerly known as the VX4) which the Company intends to bring into commercial service following regulatory approval.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, which are described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the sections in this prospectus supplement and in the accompanying prospectus titled “Risk Factors” and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025.
Overview
Our vision is to transform how the world moves. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero-operating emission eVTOL aircraft for use in the advanced air mobility (“AAM”) market, using cutting edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we draw on deep aerospace and automotive expertise. We designed, built and flew two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of Valo, our flagship eVTOL. Our first full-scale prototype successfully concluded its remote thrustborne flight test campaign in August 2023.
Our second, more advanced, full-scale prototype commenced flight tests in July 2024, achieving the milestone of piloted thrustborne flight maneuvers in January 2025, wingborne flight in September 2025 and two-way transition in April 2026. In December 2025, we completed the assembly of our third full-scale prototype, identical to the second, which began its piloted flight test campaign in June 2026. Both our second and third prototypes include much of our strategic partners’ technology that we plan to incorporate into our final certification aircraft. In addition, we also expect to have five flying and two static aircraft, for certification purposes only.
We are targeting Valo to be capable of transporting a pilot and up to six passengers, traveling distances of up to 100 miles, and achieving cruise speeds of 150 mph, while producing minimal noise and zero operating emissions. The aircraft is being designed around existing certifiable technology, as well as certain novel technology such as the batteries and propellers which we are designing and developing in-house. Collectively, our experienced team has previously certified and supported the development of over 30 aircraft and propulsion systems around the world. We are currently one of the only eVTOL designers and original equipment manufacturers (“OEMs”) actively pursuing certification from the United Kingdom’s Civil Aviation Authority (the “CAA”) and the European Union Aviation Safety Agency (“EASA”) with a winged vehicle. We aim to have our aircraft certified to safety targets the same as those to which large commercial airliners are subject, based on standards that are multitudes times safer than those applicable to small single-engine helicopters. EASA and the CAA have also agreed how they will collaborate on the certification of Valo, under the technical implementation procedures agreed as part of the UK’s withdrawal from the European Union. While both regulators have been working closely already, this sets the foundations for their certification experts to apply common standards and work together towards concurrent certification and validation of Valo by both authorities. In 2023, the CAA announced its intention to adopt EASA’s Means of Compliance to SC-VTOL, the standards against which European and UK manufacturers design eVTOLs. In 2025, the CAA announced its eVTOL Delivery Model which sets out a regulatory framework to facilitate commercial eVTOL flights in the UK by the end of 2028. By achieving certification of our eVTOL aircraft from the CAA and EASA, we expect to leverage the work done with our home regulator to have the certification validated by other regulators where we intend to operate, including the United States Federal Aviation Administration (the “FAA”), Brazil’s National Civil Aviation Agency (“ANAC”), Japan Civil Aviation Bureau (“JCAB”) and the General Authority of Civil Aviation (“GACA”) of the Kingdom of Saudi Arabia.

In March 2023, the CAA issued us with an eVTOL Design Organisation Approval (“DOA”), the scope of which was expanded in July 2024, enabling our engineers to sign-off compliance of an expanding range of technical areas, including additional aspects of flight control, avionics and electrical systems. By enhancing our capacity to carry out certification activities, we expect to streamline the overall certification process. UK and European aerospace companies cannot hold a type certificate, necessary for entry into service, without being granted a DOA. The DOA authorizes us to conduct design activities and issue design approvals within the DOA’s scope of approval. In 2025, we maintained our DOA after our first 24-month audit.
In May 2025, we announced the development of a complementary hybrid-electric aircraft. This aircraft is intended to extend the payload and range capability of the pure-eVTOL platform to carry up to 1,100 kilograms and travel 1,000+ miles, enabling new potential applications in defense, logistics and commercial sectors including air ambulance services, which require longer range and higher payload than current eVTOL platforms can deliver. This hybrid aircraft maintains the same airframe as the eVTOL.
We are developing a sophisticated eVTOL ecosystem that allows us to focus on providing a high quality experience. Our in-house expertise, together with our industry-leading partners, cover design, certification, assembly and manufacture, pilot experience, end-user experience and base platform performance. We aim to be one of the leading eVTOL aircraft OEMs, selling globally certified aircraft to a variety of customers, including commercial airlines, aircraft leasing companies, business aviation, tourism groups, mobility platforms and existing helicopter operators as well as new operators in the AAM market, providing both OEM sales and aftermarket services to our customers. We also believe there is a potential market to provide OEM sales to a variety of industries beyond traditional airline and helicopter customers, such as tourism, where there is an opportunity to replace existing transportation options like minibuses, and the cargo and logistics industry, where there is potential to partner with global logistics firms and large retail customers. There is a further opportunity to generate revenue from other sectors such as emergency services, as eVTOL and hybrid-electric aircraft can be used for emergency patient and supplies transport, particularly in densely populated areas or military logistics transport, among other potential uses. We plan to explore the potential development of versions of Valo for such scenarios. Our strategy is to forge partnerships in key markets with partners that have existing demand and are local trusted brands with market specific knowledge. We believe that by partnering with such market players, we can extend their business models and build a market ecosystem that will allow us to expand our proposition over time. Our focus on system integration and establishment of an industrial supply chain is expected to enable rapid scaling of production of our aircraft.
Recent Developments
Flight Test Update
In July 2026, we received an expanded Permit to Fly from the CAA, authorizing our first public demonstration flights away from Cotswold Airport. Following the approval, we successfully flew into multiple airports, including RAF Brize Norton, RAF Benson and Blackbushe Airport, before landing at Farnborough Airport in advance of the Farnborough International Airshow. On July 20, 2026, we made history by completing the first known public eVTOL flight at Farnborough International Airshow, completing a transition flight by moving from vertical take-off to wingborne cruise and back to vertical landing.
In June 2026, we announced that, following the issuance of a new Permit to Fly from the CAA, our third full-scale prototype aircraft successfully completed its maiden piloted flight at the Company’s Flight Test Centre in the UK, marking the start of an expanded flight test campaign.
Certification Timeline
We expect to complete Critical Design Review (CDR) by the end of 2026, establishing the certifiable design baseline for our aircraft and enabling the build and test of certification-conforming aircraft. In preparation for CDR in close engagement with our supply partners, we have re-baselined our program plan against the remaining certification workscope, including the build and test of certification-conforming Valo aircraft. Having previously indicated increasing risk to our targeted 2028 certification timeline, we now expect to achieve type certification of Valo in 2029. This timeline reflects the rigor of certifying an entirely new class of aircraft under an established regulatory certification framework.

Long-Term Supplier Partnership
In June 2026, we announced that we and Astronics Corporation (“Astronics”) entered into a new long-term agreement, effective June 26, 2026, for the supply of Astronics’ lightweight Modular Conversion and Distribution Unit (MCDU) and Secondary Power Distribution Unit (SPDU) for Valo. Astronics’ MCDU and SPDU have been developed specifically for the requirements of the eVTOL industry. Under the agreement, Astronics will provide the aircraft’s low-voltage power distribution system, including power conversion and distribution hardware that manages and protects electrical power for critical aircraft systems. The system converts high-voltage electrical power from the aircraft’s propulsion architecture into low-voltage power used by avionics, flight controls and other essential onboard systems.
In May 2026, we announced that we and Hyundai WIA Corporation (“Hyundai WIA”) entered into a new long-term agreement for the design, development and manufacture of the landing gear for Valo. Under the agreement, Hyundai WIA will develop and manufacture a bespoke landing gear system for Valo, with end-to-end design and production responsibility. Hyundai WIA has decades of advanced manufacturing and mobility experience and provides a lightweight, technically mature landing gear solution.
Director Changes
On May 10, 2026, Dómhnal Slattery provided notice to our Board of Directors (the “Board”) of his intention to resign as Chairman and member of the Board, and subsequently agreed with the Board for his resignation to take effect on May 12, 2026. Mr. Slattery served as a member of the Board and its Chairman since January 2025, after previously serving as its Chairman from January 2022 to August 2023.
With effect from May 12, 2026, the Board appointed Ben Story to serve as its interim Chairman pending the appointment of a permanent Chairman. Mr. Story, who has served on the Board since April 2024, is a former member of the Executive Leadership Team at Rolls-Royce Holdings plc, where he led strategy, M&A and major transformation initiatives. He also previously spent over two decades in investment banking, including as Head of UK Investment Banking at Citigroup, and served on the Board of Transport for London. Mr. Story is currently Chair of Digital Catapult, an innovation organization established by Innovate UK, an agency of the UK Government.
Cash Position
As at June 30, 2026, we had 138,390,307 ordinary shares issued and outstanding (excluding ordinary shares held in treasury), as well as cash and cash equivalents totaling approximately £50 million ($66 million) on hand.
The June 30, 2026 preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Vertical Aerospace Ltd.’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The preliminary financial data included in this prospectus supplement is based on information available to management as of the date of this report and subject to adjustment and is based on a number of assumptions.
Convertible Senior Secured Notes
On December 16, 2021, we entered into the Base Indenture with U.S. Bank National Association, as trustee and collateral agent (the “Trustee”) governing our 7.00% / 9.00% Convertible Senior Secured PIK Toggle Notes due 2026 issued and sold to Mudrick Capital pursuant to a convertible note subscription agreement dated October 26, 2021.
On December 23, 2024, we entered into the first supplemental indenture (the “First Supplemental Indenture”) with the Trustee, amending the Indenture, among other things, to: (i) increase the interest rate applicable to the Convertible Senior Secured Notes to 10.00% for cash interest and 12.00% for PIK interest; (ii) extend the maturity date of the Convertible Senior Secured Notes to December 15, 2028; and (iii) provide for a fixed conversion price of $2.75 per ordinary share (the “Partial Conversion Rate”) for approximately $130 million principal amount of the Convertible Senior Secured Notes (the “Partial Conversion Amount”)

and a fixed conversion price of $3.50 per ordinary share for the remainder of the Convertible Senior Secured Notes. Following the execution of the First Supplemental Indenture, the holders of the Convertible Senior Secured Notes delivered conversion notices to us to exercise in full the conversion of the Partial Conversion Amount at the Partial Conversion Rate.
On April 20, 2026, we entered into the Third Supplemental Indenture, amending the Base Indenture, among other things, to extend the maturity date of the Convertible Senior Secured Notes to December 15, 2030. Following the execution of the Third Supplemental Indenture, on April 20, 2026, we entered into a convertible note purchase agreement (the “Convertible Note Purchase Agreement”) with Mudrick Capital, pursuant to which we have the right, but not the obligation, to cause Mudrick Capital to purchase up to $50,000,000 in aggregate original principal amount of additional Convertible Senior Secured Notes (the “Additional Notes”) to be issued under the Indenture during a period of one year following the date of the Convertible Note Purchase Agreement.
As of the date of this prospectus supplement, we have issued $10,000,000 in aggregate original principal amount of Additional Notes pursuant to the Convertible Note Purchase Agreement, and have delivered a draw notice in respect of an additional $5,000,000 in aggregate original principal amount of Additional Notes, which were issued on July 27, 2026.
Mudrick Capital may convert the Additional Notes into our ordinary shares at a fixed conversion price of $3.50 per ordinary share. As of the date of this prospectus supplement, none of the Additional Notes that have been issued have been converted.
Series A Convertible Preferred Shares
On April 20, 2026, we entered into a securities purchase agreement (the “Preferred Securities Purchase Agreement”) with the Investor, pursuant to which we have the right, but not the obligation, to issue and sell to the Investor up to $250,000,000 of preferred shares, with a liquidation value of $1,000 per share (the “Series A convertible preferred shares”), in tranches not to exceed $25,000,000 each, over a 24-month period. The Series A convertible preferred shares are convertible into our ordinary shares.
At the initial closing, the Investor purchased 25,000 Series A convertible preferred shares at 96% of the face amount, and subsequent tranches will be purchased on the same terms, subject to certain conditions, including minimum share price and trading volume thresholds, an effective registration statement, and no material adverse effect. Pursuant to the Certificate of Designations of Series A convertible preferred shares of the Company (the “Certificate of Designations”), the Series A convertible preferred shares are convertible at any time into ordinary shares at a conversion price equal to the lower of (a) 120% of the closing price on the day prior to the applicable issuance date (the “Fixed Conversion Price”), subject to adjustment as provided for in the Certificate of Designations, provided that, pursuant to the separate letter agreement, dated August 10, 2026, between the Company and the Investor, the Fixed Conversion Price in respect of the Second Tranche Preferred Shares only will be $1.26, and (b) 96% of the lowest daily VWAP (as defined in the Certificate of Designations) during the five trading days preceding the conversion notice, subject in each case to a floor price.
Equity Line of Credit
On April 20, 2026, we entered into a standby equity purchase agreement with the Investor (the “Standby Equity Purchase Agreement”), pursuant to which the Investor has committed to purchase, at our direction, up to $500,000,000 of ordinary shares over a 36-month period, subject to certain conditions and limitations set forth therein. The Company may request purchases (each, an “Advance”) by delivering written notice to the Investor, and the Investor is irrevocably bound to purchase the specified ordinary shares, subject to certain conditions and limitations set forth therein. Ordinary shares under each Advance will be sold at 97% of the average daily VWAP during the applicable pricing period. As of the date of this prospectus supplement, no ordinary shares have been sold pursuant to the Standby Equity Purchase Agreement.
Financing Package
On August 5, 2026, we entered into an agreement in principle with Mudrick Capital and a designee of the Investor pursuant to a non-binding term sheet involving, among other things: (i) amendments to the

Convertible Note Purchase Agreement to accelerate the issuance of the remaining $35 million of Additional Notes thereunder on or before August 12, 2026; (ii) an amendment to the Indenture to provide for a change in the conversion price for all convertible notes issued thereunder from $3.50 to $1.30; (iii) the issuance of $25 million of Series A convertible preferred shares under the Preferred Securities Purchase Agreement; (iv) the implementation of amendments to the Fifth Amended and Restated Memorandum and Articles of Association to clarify and supplement certain Mudrick Capital director nomination rights, removal rights, consent rights and other matters included therein (the “Articles Amendments”), subject to approval by the Company’s shareholders and the Company’s obligations with respect to obtaining such shareholder approval; (v) the implementation of a shareholder agreement with Mudrick Capital providing for similar clarifications and rights to be granted to Mudrick Capital that are anticipated in the Articles Amendments during the period prior to their approval by our shareholders; and (vi) the restructuring of certain of our existing employee options to re-price such options at a strike price of $1.30 per ordinary share, the accounting treatment of which remains under evaluation, and the establishment of a new management option pool of 2,767,806 ordinary shares, subject in each case to shareholder approval.
Registered Direct Offering
On August 10, 2026, the Company priced an underwritten registered direct offering of $35,000,001 of the Company’s units, with each unit consisting of one ordinary share of the Company and one Tranche C warrant to purchase one ordinary share of the Company, at a price of $1.05 per unit (the “Offering”) to a limited number of investors. In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as underwriter of the Offering. The Offering is expected to close on or about August 11, 2026, subject to customary closing conditions.
Corporate Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44 117 471-0150. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

THE OFFERING
Ordinary shares offered by us
This prospectus supplement relates to the offering by us to the Investor of up to (i) 25,000 Series A convertible preferred shares of the Company, par value $0.001 per share with a stated value equal to $1,000 to be sold to the Investor at the second closing, which is the first additional closing under the Purchase Agreement, and (ii) up to 7,559 PIK Preferred Shares.
This prospectus supplement also relates to the offering of up to a maximum of 54,446,488 ordinary shares (based on the floor price for conversions of Series A convertible preferred shares of $0.598) upon the conversion, if any, of the Series A convertible preferred shares issued in this offering pursuant to the Certificate of Designations.
Purchase Price
$960 per $1,000 stated value of Series A convertible preferred shares.
Closing
We will issue and sell the Second Tranche Preferred Shares to the Investor on or about August 10, 2026, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement.
Series A Preferred Shares
The Series A convertible preferred shares will be convertible into our ordinary shares (subject to adjustment) as provided in the Certificate of Designations at any time after the initial issuance date thereof at the option of the holder, at an initial stated value of $1,000 per share of Series A convertible preferred shares, at a conversion price, at any date of determination, equal to the lower of (a)(i) in the case of the Additional Preferred Shares, 120% multiplied by the Closing Sale Price of the Ordinary Shares on the Trading Day immediately prior to such Additional Issue Date (the “Fixed Conversion Price”), subject to adjustment as provided for in the Certificate of Designations, provided that, pursuant to the separate letter agreement, dated August 10, 2026, between the Company and the Investor, the Fixed Conversion Price in respect of the Second Tranche Preferred Shares only will be $1.26, and (b) 96% of the lowest daily VWAP (as defined in the Certificate of Designations) of our ordinary shares during the five consecutive Trading Day (as defined in the Certificate of Designations) period immediately preceding, but not including, the conversion date, provided that the Variable Conversion Price (as defined in the Certificate of Designations) shall not be lower than the Floor Price and subject to adjustment as provided for in the Certificate of Designations. Any purported conversion of Series A convertible preferred shares is subject to certain beneficial ownership restrictions, as set forth in the Certificate of Designations.
Upon the occurrence of a Triggering Event (as defined in the Certificate of Designations), dividends will be payable on the Series A convertible preferred shares, quarterly in arrears, in additional Series A convertible preferred shares, at a dividend rate of 18% per annum, subject to adjustment, so long as such Triggering Event is continuing.
A holder of Series A convertible preferred shares may not transfer all or any portion of its Series A convertible preferred shares without our express prior written consent, except to an Affiliate (as defined in the Certificate of Designations) of such holder or to us.
See “Description of the Securities We Are Offering — Series A Convertible Preferred Shares” for a discussion of the terms of the Series A convertible preferred shares and additional information.
Ordinary shares to be outstanding after this offering
138,390,307 ordinary shares (assuming no conversion of Series A convertible preferred shares and based on 138,390,307 ordinary shares outstanding as of July 31, 2026). Assuming all of the Series A convertible preferred shares offered hereby, including the PIK Preferred Shares, were immediately issued and converted (based on the floor price of $0.598), there would be 192,836,795 ordinary shares outstanding after this offering (based on 138,390,307 ordinary shares outstanding as of July 31, 2026 and a maximum of 54,446,488 ordinary shares issuable upon conversion of the Series A convertible preferred shares offered hereby based on the floor price for conversions of Series A convertible preferred shares of $0.598). The actual number of ordinary shares to be outstanding after the completion of this offering will vary depending upon the number of Series A convertible preferred shares actually issued and subsequently converted, and the applicable conversion prices for each such conversion under the Certificate of Designations.
Use of proceeds
We intend to use the net proceeds of this offering to fund our research and development expenses as we continue to develop our aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes. Our management will have broad discretion over the use of proceeds from the sale of the offered securities. See the section titled “Use of Proceeds” for additional information.
Risk factors
See the sections titled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 6 of the accompanying prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2025, and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.
New York Stock Exchange symbol
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”

The number of ordinary shares to be issued and outstanding after this offering is based on 138,390,307 ordinary shares issued and outstanding as of July 31, 2026, which excludes the following:
•
9,729,922 ordinary shares issuable upon the exercise of share options outstanding (out of which 3,536,354 share options were fully vested) as of July 31, 2026, having a weighted-average exercise price of $2.51 (or £1.87, calculated based on the GBP/USD exchange rate of £1 to $1.3457 as of July 31, 2026) per share;

•
477,979 ordinary shares issuable upon the vesting and settlement of restricted share units (“RSUs”) outstanding as of July 31, 2026;

•
8,634,442 ordinary shares reserved for issuance pursuant to future equity awards under our Amended and Restated 2021 Incentive Award Plan and the EMI Option Agreements as of July 31, 2026, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
48,675,475 ordinary shares issuable upon the conversion of our Convertible Senior Secured Notes outstanding as of July 31, 2026;

•
1,680,108 ordinary shares issuable upon the conversion of our Series A preferred shares outstanding as of July 31, 2026 (at an assumed conversion price of $1.24, which was the last reported sales price of our ordinary shares as reported on the NYSE on July 31, 2026); and

•
22,338,993 ordinary shares issuable upon the exercise of warrants outstanding as of July 31, 2026.

In addition, unless we specifically state otherwise, all information in this prospectus supplement reflects and assumes the following:
•
no exercise of outstanding share options or warrants, no conversion of outstanding convertible notes, no issuance of ordinary shares under our Amended and Restated 2021 Incentive Award Plan and the EMI Option Agreements or vesting and settlement of RSUs subsequent to March 31, 2026.

Additionally, the number of ordinary shares issued and outstanding after this offering does not include ordinary shares:
(i)
that we may offer and sell in the future pursuant to our Open Market Sale AgreementSM (“Sales Agreement”) with Jefferies LLC as sales agent;

(ii)
issuable upon conversion of additional Convertible Senior Secured Notes that we may sell following the date of this prospectus supplement pursuant to the Convertible Note Purchase Agreement;

(iii)
issuable upon conversion of additional Series A convertible preferred shares that we may sell following the date of this prospectus supplement pursuant to the Preferred Securities Purchase Agreement; or

(iv)
that we may sell following the date of this prospectus supplement pursuant to the Standby Equity Purchase Agreement.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors included in this prospectus supplement and the accompanying prospectus. You should also consider the risks, uncertainties and assumptions set forth in our most recent Annual Report on Form 20-F, which is incorporated herein by reference, and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated herein by reference, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could affect our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to This Offering
If you convert the Series A convertible preferred shares, including any PIK Preferred Shares, you will experience immediate and substantial dilution in the net tangible book value per ordinary share.
Since the price per ordinary share issuable upon conversion of Series A convertible preferred shares, including the PIK Preferred Shares, is substantially higher than our net tangible book value per ordinary share, you will suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you receive upon conversion in this offering. As of March 31, 2026, our net tangible book value was approximately $(16.2) million, or $(0.13) per share. As discussed in greater detail in the “Dilution” section of this prospectus supplement, based on the combined offering price of $1,000 per share of Series A convertible preferred shares, including PIK Preferred Shares, and our as adjusted net tangible book value as of March 31, 2026, if you purchase securities in this offering and you convert the Series A convertible preferred shares into ordinary shares, you will suffer immediate dilution of $0.43 per share with respect to the as adjusted net tangible book value of our ordinary shares. To the extent outstanding options or warrants are exercised, outstanding Convertible Senior Secured Notes are converted or additional equity award options are exercised under our equity incentive plans, there will be further dilution to new investors.
There is no public market for the Series A convertible preferred shares offered in this offering and your ability to transfer Series A convertible preferred shares is limited.
There is no established public trading market for the Series A convertible preferred shares being offered in this offering, and we do not expect a market to develop. In addition, you may not transfer shares of Series A convertible preferred shares other than to an affiliate without our consent. Moreover, we do not intend to apply to list the Series A convertible preferred shares on any securities exchange or nationally recognized trading system. Therefore, the liquidity of the Series A convertible preferred shares will be limited.
Our issuance of additional share capital in connection with financings (including through the conversion of the Convertible Senior Secured Notes), acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders. Certain shareholders benefit from contractual rights to participate in future equity financings, which, if exercised, may result in greater dilution for other shareholders.
We expect to issue additional share capital in the future (including through the conversion of the Convertible Senior Secured Notes, private placement transactions, public offerings and/or our “at the market” equity offering program with Jefferies LLC) that will result in dilution to all other shareholders. We have granted, and expect we will continue to grant equity awards to employees and directors under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may make or receive investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of our ordinary shares to decline.

On December 23, 2024, we entered into a Shareholder Letter Agreement with Mudrick Capital, Stephen Fitzpatrick and Imagination Aero, pursuant to which, among other things, we granted Mudrick Capital and Mr. Fitzpatrick certain rights to participate in our future equity offerings so long as Mudrick Capital and Mr. Fitzpatrick beneficially owns greater than 20% or 3% of our issued and outstanding ordinary shares, respectively. If Mudrick Capital or Mr. Fitzpatrick exercises such participation right, our other shareholders will experience further dilution of their ownership interests.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, to fund our research and development expenses as we continue to develop our aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our results of operations or enhance the value of our ordinary shares.
The price of our securities may be volatile, and the value of our securities may decline.
We cannot predict the prices at which our securities will trade. The market price of our securities may fluctuate substantially and may be lower than the current market price. In addition, the trading price of our securities is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our securities as you might be unable to sell your securities at or above the price you paid. Factors that could cause fluctuations in the trading price of our securities include the following:
•
our ability to secure additional funding to continue as a going concern;

•
actual or anticipated fluctuations in our financial condition or results of operations;

•
variance in our financial performance from expectations of securities analysts;

•
our ability to remain in compliance with continued listing standards of the NYSE;

•
changes in our projected operating and financial results;

•
delays in the certification or production of our aircraft;

•
changes in laws or regulations applicable to our platform;

•
changes in senior management or key personnel;

•
announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•
changes in the pricing of our products and services;

•
significant data breaches, disruptions to or other incidents involving our platform;

•
our involvement in litigation;

•
conditions or developments affecting the eVTOL industry;

•
future sales of our ordinary shares by us or our shareholders;

•
the trading volume of securities;

•
changes in the anticipated future size and growth rate of our markets;

•
sales and short-selling of our ordinary shares;

•
publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•
general economic and market conditions; and

•
other events or factors, including those resulting from geopolitical conflicts, war and civil unrest, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our securities. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern.
We have incurred net losses since inception and to date have not generated any revenue from the design, development, manufacturing, engineering and sale or distribution of electric aircraft. Commensurate with being in the development phase of our journey to the commercialization of Valo, we have invested heavily in research to support the development of our aircraft. As of June 30, 2026, we had £50 million of cash and cash equivalents on hand.
While we have prepared a cash flow forecast and have considered our ability to continue as a going concern for the foreseeable future, we will require additional capital, including subsequent to our receipt of the net proceeds of this offering, to continue to fund our ongoing operations and to be in a position to continue carrying out our business plans prior to the commercialization of our aircraft.
These factors indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) about our ability to continue as a going concern, and therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business.
While management is committed to continue to seek and raise additional funds and may seek to issue further equity in doing so, there can be no assurance that we will be able to obtain additional funding on acceptable terms, if at all. To the extent that we raise additional capital through future equity offerings, the ownership interest of ordinary shareholders will be diluted, which dilution may be significant. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of ordinary shares. Additionally, if we raise funds by issuing debt securities, these debt securities may have rights, preferences, and privileges senior to those of our shareholders. The terms of debt securities or borrowings may impose significant restrictions on our operations. We cannot guarantee that we will be able to obtain any or sufficient additional funding or that such funding, if available, will be obtainable on terms satisfactory to us. We may also seek to defer certain operating expenses unless and until additional capital is received. In the event that we are unable to obtain any or sufficient additional funding or defer sufficient operating expenses, there can be no assurance that we will be able to continue as a going concern, and we may be forced to delay, reduce or discontinue certain activities, including planned research and development activities, hiring plans, flight tests and manufacturing activities or commercialization efforts. See also “Our business plans require a significant amount of additional capital beyond our current cash and cash equivalents. Such additional capital might not be available to us in a timely manner or on terms that are acceptable, or at all. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.” in our Annual Report on Form 20-F for the year ended December 31, 2025, incorporated by reference herein, for more information.
Significant doubt (or substantial doubt as contemplated by PCAOB standards) about our ability to continue as a going concern may materially and adversely affect the price per share of our ordinary shares, and it may be more difficult for us to obtain financing. If potential collaborators decline to do business with us or potential investors decline to participate in any future financings due to such concerns, our ability to increase our cash position may be limited. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

We have prepared our consolidated financial statements assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025 do not include any adjustments to reflect the possible inability to continue as a going concern. If we are unable to continue as a going concern, you could lose all or part of your investment.
Please refer to note 2 to our consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 20-F for the year ended December 31, 2025 incorporated by reference into this prospectus supplement for more information.
Holders of our Series A convertible preferred shares subject to U.S. federal income taxation may be required to pay tax on the receipt of Series A convertible preferred shares issuable as dividends.
During the continuance of a Triggering Event, holders of our Series A convertible preferred shares are entitled to receive distributions in the form of PIK Preferred Shares. We expect such distributions generally to be tax-free to holders subject to U.S. federal income taxation, provided that we do not make cash distributions on our ordinary shares or payments of cash interest on our convertible notes. However, the U.S. Internal Revenue Service (the “IRS”) may disagree and take the position that distributions in the form of PIK Preferred Shares will be taxable in the same manner as cash distributions. If such position is successful or certain unexpected circumstances occur, U.S. holders will generally recognize dividend income in an amount equal to the fair market value of the PIK Preferred Shares received.
In the event that the receipt of PIK Preferred Shares were taxable in the same manner as cash dividends, holders of our Series A convertible preferred shares subject to U.S. federal income taxation generally would be required to use funds from other sources to satisfy their tax liabilities arising from their ownership of the Series A convertible preferred shares. Prospective investors of our Series A convertible preferred shares subject to U.S. federal income taxation should consult their tax advisors regarding the U.S. federal income tax consequences of distributions on the Series A convertible preferred shares. See also “Material U.S. Federal Income Tax Consequences to U.S. Holders — Distributions of PIK Preferred Shares on Series A Convertible Preferred Shares.”
We may be characterized as a PFIC for U.S. federal income tax purposes, which may cause adverse U.S. federal income tax consequences to U.S. investors.
A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences to U.S. Holders”) of Series A convertible preferred shares or ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We remain an early-stage company and do not expect to realize revenue until our aircraft are manufactured and delivered to our customers. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants and research and development tax credits, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. While not clear, taking into account our income, assets and market capitalization, we expect that we will not be a PFIC for our current taxable year. However, whether we are treated as a PFIC is a factual determination that must be made annually after the close of each taxable year. Accordingly, there can be no assurances that we will not be classified as a PFIC for the current taxable year or any future taxable year.
Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries, and there can be no assurances that we will not be treated as a PFIC in any future taxable year. In addition, our PFIC status may be impacted by our market capitalization, which may fluctuate significantly. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS. Furthermore, if a U.S.

Holder holds our Series A convertible preferred shares or ordinary shares and we are a PFIC during such U.S. Holder’s holding period, unless the U.S. Holder makes certain elections, we will continue to be treated as a PFIC with respect to such U.S. Holder, even if we cease to be a PFIC in future taxable years.
For a further discussion, see “Material U.S. Federal Income Tax Consequences to U.S. Holders — Passive Foreign Investment Company.” Prospective investors in our Series A convertible preferred shares or ordinary shares are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and the ownership of our Series A convertible preferred shares or ordinary shares.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total capitalization as of March 31, 2026:
•
on an actual basis;

•
as adjusted to give effect to the April 20, 2026 issuance and sale of Series A convertible preferred shares to the Investor, the issuances to Mudrick Capital of additional Convertible Senior Secured Notes subsequent to March 31, 2026 and the August 2026 Offering (as defined below); and

•
as further adjusted to give effect to issuance and sale of $25 million of Series A convertible preferred shares in this offering, after deducting the offering discount and estimated offering expenses payable by us.

The as adjusted information below is illustrative only. You should read this table in conjunction with the financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the section entitled “Use of Proceeds.”
	As of March 31, 2026
(in £ 000)	Actual	Adjusted for Facility Drawdown and Other Transactions(1)(2)	As Adjusted(3)(4)
Cash and cash equivalents	73,087	126,980	144,990
Equity:
Share capital	99	124	165
Share premium	699,935	724,591	742,749
Treasury share reserve	(803)	(803)	(803)
Other reserves	145,005	145,005	145,005
Accumulated deficit	(856,550)	(857,669)	(857,858)
Total Shareholder’s deficit:	(12,314)	11,248	29,258
Debt:
Financial liabilities at fair value through profit and loss	87,036	117,367	117,367
Non-current lease liabilities	2,165	2,165	2,165
Warrant liabilities	405	405	405
Current lease liabilities	841	841	841
Total capitalization	78,133	132,026	150,036

(1)
In connection with an issuance of Series A convertible preferred shares pursuant to the Preferred Securities Purchase Agreement, the Company received from the Investor $25,000,000 (£18,956,627) on April 20, 2026, less a 4% original issue discount of $1,000,000 (£758,265) and direct expenses of $175,000 (£133,000), resulting in net proceeds of $23,825,000 (£18,065,362). In connection with issuances of additional Convertible Senior Secured Notes pursuant to the Convertible Note Purchase Agreement, the Company received from Mudrick Capital $5,000,000 (£3,791,000) on May 20, 2026, an additional $5,000,000 (£3,791,000) on June 26, 2026 and an additional $5,000,000 (£3,791,000) on July 27, 2026. All GBP amounts are calculated based on the GBP/USD exchange rate of £1 to $1.3188 as of March 31, 2026.

(2)
On August 10, 2026, the Company priced an underwritten registered direct offering of the Company’s units, with each unit consisting of one ordinary share of the Company and one Tranche C Warrant to purchase one ordinary share of the Company, for aggregate gross proceeds of approximately $35 million and net proceeds of approximately $32.55 million, after deducting underwriting discounts and commissions and before deducting estimated offering expenses payable by the Company (the “August 2026 Offering”).

(3)
All estimated proceeds from this offering are calculated based on the GBP/USD exchange rate of £1 to $1.3188 as of March 31, 2026 and are reflected in share capital and share premium, which is calculated after giving effect to the sale of $25,000,000 of Series A convertible preferred shares, less a 4% original issue discount of $1,000,000 (£758,265) and estimated offering expenses of $250,000 (£189,000), resulting in net proceeds of $23.75 million (£18.01 million).

The foregoing table and calculations are based on 127,328,004 ordinary shares outstanding as of March 31, 2026 (see “The Offering” for additional share information as of July 31, 2026), which exclude:
•
10,220,118 ordinary shares issuable upon the exercise of share options outstanding (out of which 2,773,675 share options were fully vested) as of March 31, 2026, having a weighted-average exercise price of $2.36 (or £1.79, calculated based on the GBP/USD exchange rate of £1 to $1.3188 as of March 31, 2026) per share;

•
394,061 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of March 31, 2026;

•
8,228,164 ordinary shares reserved for issuance pursuant to future equity awards under our Amended and Restated 2021 Incentive Award Plan and the EMI Option Agreements as of March 31, 2026, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
41,796,270 ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes outstanding as of March 31, 2026; and

•
22,338,993 ordinary shares issuable upon the exercise of warrants outstanding as of March 31, 2026.

USE OF PROCEEDS
We estimate that the net proceeds received by us from this offering at the second closing under the Purchase Agreement, after deducting the estimated offering expenses payable by us, will be approximately $23.75 million.
We currently intend to use the net proceeds from the sale of Series A convertible preferred shares to fund our research and development expenses as we continue to develop our aircraft and our expenditures in the expansion of our testing and certification capacities, as well as for general working capital and other general corporate purposes.
The expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the extent of spending to support our research and development efforts, our progress against certification and manufacturing milestones, the timing of capital expenditures in the expansion of our testing and certification capacities, the speed at which we grow our workforce, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds of the sale of Series A convertible preferred shares.

DIVIDEND POLICY
We have never declared or paid any cash dividend, and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

DILUTION
If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price per ordinary share in this offering and the net tangible book value per ordinary share after this offering.
Our net tangible book value as of March 31, 2026 was $(16.2) million, or $(0.13) per ordinary share, calculated based on the GBP/USD exchange rate of £1 to 1.3188 as of March 31, 2026. Net tangible book value per ordinary share as of March 31, 2026 is determined by dividing our total tangible assets (including right of use assets), less total liabilities, by the number of ordinary shares outstanding as of March 31, 2026. Dilution in net tangible book value per ordinary share to new investors participating in this offering (taking into account the August 2026 Offering) represents the difference between the assumed amount per ordinary share paid by purchasers in this offering and the as adjusted net tangible book value per ordinary share immediately after giving effect to the August 2026 Offering and this offering.
Our as adjusted net tangible book value as of March 31, 2026 would be $38.6 million, or $0.17 per ordinary share (on an as-converted basis). As adjusted net tangible book value per share reflects the issuance by us of 54,446,488 ordinary shares pursuant to this prospectus (assuming 32,559 Series A convertible preferred shares offered hereby are converted at the floor price of $0.598). This represents an immediate increase in as adjusted net tangible book value of $0.30 per share to existing shareholders and immediate dilution in net tangible book value of $0.43 per share to new investors purchasing shares in the offering, as illustrated in the following table:
Assumed public offering price per ordinary share		$0.60
Net tangible book value per ordinary share as of March 31, 2026(1)	$(0.13)
Increase in net tangible book value per ordinary share attributable to the August 2026 Offering and this offering(2)(3)	$0.30
As adjusted net tangible book value per ordinary share after giving effect to the August 2026 Offering and this offering(2)(3)		$0.17
Dilution in net tangible book value per ordinary share to new investors participating in the August 2026 Offering and this offering		$0.43

(1)
Calculated based on 127,328,004 ordinary shares outstanding as of March 31, 2026.

(2)
This calculation gives effect to the 10,192,489 ordinary shares issued upon the conversion of the Series A convertible preferred shares subsequent to March 31, 2026 and prior to the date of this prospectus supplement. The related balance sheet impact, including the reclassification from financial liabilities to share capital and share premium, is not reflected in the section entitled “Capitalization” above. This calculation excludes the effect of the conversion of 2,000 previously issued Series A convertible preferred shares that remain outstanding as of the date of this prospectus supplement.

(3)
This calculation gives effect to the 33,333,334 ordinary shares contemplated under the August 2026 Offering.

Upon the vesting and settlement of outstanding RSUs, and to the extent that outstanding options or warrants are exercised or outstanding Convertible Senior Secured Notes are converted, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.
The foregoing table and calculations exclude the following shares as of March 31, 2026 (see “The Offering” for additional share information as of July 31, 2026):
•
10,220,118 ordinary shares issuable upon the exercise of share options outstanding (out of which 2,773,675 share options were fully vested) as of March 31, 2026, having a weighted-average exercise price of $2.36 (or £1.79, calculated based on the GBP/USD exchange rate of £1 to $1.3188 as of March 31, 2026) per share;

•
394,061 ordinary shares issuable upon the vesting and settlement of RSUs outstanding as of March 31, 2026;

•
8,228,164 ordinary shares reserved for issuance pursuant to future equity awards under our Amended and Restated 2021 Incentive Award Plan and the EMI Option Agreements as of March 31, 2026, as well as any future increases in the number of ordinary shares reserved for future issuance under this plan;

•
41,796,270 ordinary shares issuable upon the conversion of the Convertible Senior Secured Notes outstanding as of March 31, 2026; and

•
22,338,993 ordinary shares issuable upon the exercise of warrants outstanding as of March 31, 2026.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
In this offering, we are offering shares of our Series A convertible preferred shares (and ordinary shares issuable from time to time upon conversion of the Series A convertible preferred shares).
Ordinary Shares
The material terms and provisions of our ordinary shares and each other class of our share capital that qualifies or limits our ordinary shares, other than the Series A convertible preferred shares, are described under the caption “Description of Share Capital and Articles of Association” in the accompanying prospectus. Our ordinary shares are listed on NYSE under the symbol “EVTL.” Our transfer agent is Continental Stock Transfer & Trust Company.
Series A Convertible Preferred Shares
On April 20, 2026, the Company adopted the Certificate of Designations of Series A convertible preferred shares of the Company (the “Certificate of Designations”), which sets forth the terms, rights, preferences and restrictions of the Series A convertible preferred shares, including the terms pursuant to which the Company may be required to issue additional Series A convertible preferred shares as payment-in-kind dividends (the “PIK Preferred Shares”) and ordinary shares of the Company upon conversion of the Series A convertible preferred shares.
The total number of authorized shares of Series A convertible preferred shares is 325,590 with a par value of $0.001 and an initial stated value of $1,000 per share, which is subject to adjustment for any share split, shares dividend, shares combination, recapitalization or other similar transactions, and, when issued, the Series A convertible preferred shares will be fully paid and non-assessable.
The following is a summary of the Series A convertible preferred shares as contained in the Certificate of Designations and is subject to, and qualified in its entirety by reference to, the complete text of the Certificate of Designations.
Ranking
The Series A convertible preferred shares, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of the Company’s capital stock, unless the Required Holders (as defined in the Certificate of Designations) consent to the creation of other capital stock that is senior or equal in rank to the Series A convertible preferred shares.
Voting Rights
The Series A convertible preferred shares will carry voting rights on an as converted basis (subject to a 4.99% benefical ownership limitation) and rank senior to ordinary shares upon liquidation, but junior to the existing and additional senior secured convertible notes under the Convertible Secured Notes Indenture (as defined in the Certificate of Designations).
Dividends
The holders of Series A convertible preferred shares will be entitled to receive dividends on the stated value of their Series A convertible preferred shares from and after the occurrence of any Triggering Event (as defined in the Certificate of Designations) and during the continuance of the Triggering Event. Triggering Events include, but are not limited to, suspension from trading or failure of the ordinary shares to be trading or listed on an Eligible Market for five consecutive Trading Days (as defined in the Certificate of Designations); failure by the Company to issue ordinary shares upon conversion of Series A convertible preferred shares within three Trading Days after the relevant conversion date; failure by the Company to pay dividends on any Dividend Date (defined below) or to pay any amount due in cash when and as due under the Certificate of Designations that remains uncured for a period of at least five Trading Days; default by the Company or any of the Company’s Significant Subsidiaries (as defined in the Certificate of Designations) under any mortgage, agreement or instrument under which there is outstanding indebtedness for money borrowed of at least $10.0 million in the aggregate where such default is a failure to pay principal, premium or interest on such indebtedness when due or results in such indebtedness being accelerated; entry of a non-appealable judgment against the Company or any of the Company’s Significant Subsidiaries for the payment of at least $10.0 million in the aggregate, if such judgment is not discharged, stayed, vacated or otherwise satisfied within a specified period of time; a breach by the Company or any subsidiary of any representation or warranty in any Transaction Document in any material respect or breach of any material covenant or other material term or condition of any Transaction Document, except in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days; and certain bankruptcy or insolvency events. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), dividends shall cease accruing effective as of the calendar day immediately following the date of such cure.
Any such dividends are payable quarterly in arrears on the last Trading Day of each quarter (each, a “Dividend Date”) during which such dividends accrue at the dividend rate of 18% per annum (the “Dividend Rate”). On each Dividend Date, the Company will issue PIK Preferred Shares to each holder equal to the quotient of the (x) the aggregate amount of dividends accrued on such holder’s Series A convertible preferred shares and (y) the stated value. The Company will promptly after each Dividend Date deliver to each holder book-entry receipts evidencing the issuance of the PIK Preferred Shares on such Dividend Date, if any such PIK Preferred Shares are so issued on such Dividend Date.
Transfer Restrictions
A holder may not transfer all or any portion of its shares of Series A convertible preferred shares without the Company’s (through its Board) express prior written consent, except to an affiliate of such holder or to us. Any purported transfer of Series A convertible preferred shares in violation of the Certificate of Designations shall be null and void, and no such transfer will be recorded on the Company’s books and the purported transferee in any such transfer shall not be treated (and the holder proposing to make any such transfer shall continue be treated) as the owner of such Series A convertible preferred shares for all purposes of the Certificate of Designations. Each holder shall be responsible for paying all costs and expenses incurred by the Company in connection with any transfer of Series A convertible preferred shares by such holder.
Conversion
Subject to notice provisions set forth in the Certificate of Designations, at any time or times on or after the Initial Issuance Date (as defined in the Certificate of Designations) of the Series A convertible preferred shares, each holder will be entitled to convert any shares of Series A convertible preferred shares on any date (the “Conversion Date”) into validly issued, fully paid and non-assessable ordinary shares at a conversion rate obtained by dividing (x) the Conversion Amount (as defined below) of such shares of Series A convertible preferred shares by (y) the Conversion Price (as defined below). No fractional ordinary shares will be issued in connection with the conversion of a Series A convertible preferred shares. In lieu of fractional shares, the Company will round up to the next whole share.
“Conversion Amount” means, with respect to each share of Series A convertible preferred shares, as of the applicable date of determination, the sum of (A) the stated value thereof plus (B) any Additional Amount (as defined in the Certificate of Designations) thereon as of such date of determination.
“Conversion Price” means, with respect to each share of Series A convertible preferred shares, as of any Conversion Date or other date of determination, the lesser of (x) in the case of any Series A convertible preferred shares issued on any Additional Issue Date (as defined in the Certificate of Designations), 120% multiplied by the Closing Sale Price (as defined in the Certificate of Designations) of the ordinary shares on the Trading Day immediately prior to such Additional Issue Date) (such price described in this clause (x), the “Fixed Conversion Price”), subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction, provided that, pursuant to the separate letter agreement, dated August 10, 2026, between the Company and the Investor, the Fixed Conversion Price in respect of the Second Tranche Preferred Shares only will be $1.26, and (y) 96% of the lowest VWAP (as defined in the Certificate of Designations) of the ordinary shares during the five consecutive Trading Day period immediately preceding but not including the Conversion Date (such price described in this clause (y), “Variable Conversion Price”), provided that the Variable Conversion Price may not be lower than the Floor Price and subject to adjustment as provided in the Certificate of Designations.
“Floor Price” means $0.598, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction.
Conversion Limitation
The Company may not effect the conversion of any of the Series A convertible preferred shares held by a holder, and such holder will not have the right to convert any of the Series A convertible preferred shares held by such holder to the extent that after giving effect to such conversion, such holder, together with the other Attribution Parties (as defined in the Certificate of Designations), collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the ordinary shares outstanding immediately after giving effect to such conversion.
Liquidation
In the event of a Liquidation Event (as defined in the Certificate of Designations), the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any Junior Shares (as defined in the Certificate of Designations), but pari passu with any Parity Shares (as defined in the Certificate of Designations) then issued, an amount per Series A convertible preferred shares equal to the amount per share such Holder would receive if such Holder converted such Series A convertible preferred shares into Ordinary Shares immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of Parity Shares, if any, then each Holder and each holder of Parity Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Shares as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A convertible preferred shares and all holders of Parity Shares.
Redemption Rights
On or after the date that is 181 days after the applicable issuance date for any Series A convertible preferred shares, the Company has the right to redeem all or some of the outstanding Series A convertible preferred shares issued at such issuance date at a cash redemption price equal to the Conversion Amount (as defined in the Certificate of Designations) multiplied by 105%, subject to the satisfaction of certain conditions set forth in the Certificate of Designations.
In connection with a Triggering Event or a Fundamental Transaction, a holder of Series A convertible preferred shares may require the Company to repurchase all or any portion of the holder’s Series A convertible preferred shares at a cash redemption price equal to the Conversion Amount (as defined in the Certificate of Designations) multiplied by 105%, subject to the satisfaction of certain conditions set forth in the Certificate of Designations.
Restrictions on Repurchase/ Redemption
The Company is subject to certain restrictions, including with respect to the issuance of variable rate instruments other than, subject to certain standstills, the equity line of credit and the Company’s “at the market” share issuance program pursuant to the open market sale agreement, dated September 5, 2025, as amended, between the Company and Jefferies LLC. In addition, the Company will not, and will cause its subsidiaries to not: redeem, repurchase or declare or pay any cash dividend or distribution on any of the Company’s capital stock (other than as permitted under the Certificate of Designations); incur any indebtedness or any liens (other than as permitted under the Certificate of Designations); or issue any preferred shares or any other securities that would cause a breach or default under the Certificate of Designations.

Preemptive and Other Rights
The Series A convertible preferred shares do not have any preference or relative, participating, option or other special rights, other than those specifically set forth in the Certificate of Designations.
If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of ordinary shares (the “Purchase Rights”), then, subject to certain exceptions set forth in the Certficate of Designations, each holder of Series A convertible preferred shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of ordinary shares acquirable upon complete conversion of all the Series A convertible preferred shares (without taking into account any limitations or restrictions on the convertibility and assuming for such purpose that all the Series A convertible preferred shares were converted at the Conversion Price as of the applicable record date) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights, subject to the Maximum Percentage. If a holder’s right to participate in any such Purchase Right would result in such holder and the other Attribution Parties (as defined in the Certificate of Designations) exceeding the Maximum Percentage, then such holder’s entitlement to any portion of the Purchase Right exceeding the Maximum Percentage will be held in abeyance for the benefit of such holder until such time or times, if ever, as its right thereto would not result in such holder and the other Attribution Parties exceeding the Maximum Percentage.
Fundamental Transactions
The Certificate of Designations prohibits the Company from entering into specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) (each, a “Fundamental Transaction”) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations) and the successor entity is a publicly traded corporation listed on an eligible market or else the Company redeems the then outstanding Series A convertible preferred shares in full in connection with the Fundamental Transaction.
Sinking Fund
The Series A convertible preferred shares are not subject to the operation of a sinking fund.
Certain Definitions
The following are definitions of certain capitalized terms appearing above.
“Authorized Shares Failure” means at any time while any shares of the Series A convertible preferred shares remain outstanding the Company does not have a sufficient number of authorized and unreserved ordinary shares to satisfy its obligation to reserve for issuance upon conversion of the Series A convertible preferred shares at least a number of ordinary shares equal to the Required Reserve Amount.
“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, or, in each case, any successor thereto.
“Equity Conditions” means, with respect to a given date or period of determination: (i) on each day during the period beginning thirty (30) Trading Days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”), all ordinary shares issuable upon conversion of the Series A convertible preferred shares shall be eligible to be resold by the holders without restriction or any legend under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Series A convertible preferred shares); (ii) the ordinary shares (including all ordinary shares issued or issuable upon conversion of the Series A convertible preferred shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on such Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such Eligible Market have been threatened in writing to the Company (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of such Eligible Market on which the ordinary shares are then listed or designated for quotation, and all cure period afforded by such Eligible Market have passed (as applicable); (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all ordinary shares issuable upon conversion of the Series A convertible preferred shares on a timely basis as set forth in the Certificate of Designations and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any ordinary shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating the beneficial ownership limitation set forth in the Certificate of Designations; (v) any ordinary shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regard to any limitations on conversion set forth in the Certificate of Designations)) may be issued in full without violating the rules or regulations of the Eligible Market on which the ordinary shares is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) none of the holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been substantially in compliance with, and shall not have breached in any material respect any representation or warranty (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured as of or after the date that is ten (10) Trading Days prior to the applicable date of determination; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Shares Failure shall exist or be continuing and the applicable Required Reserve Amount of ordinary shares are available under the Memorandum and Articles of Association of the Company and reserved by the Company to be issued pursuant to the Certificate of Designations and (B) all ordinary shares to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regard to any limitations on conversion set forth in the Certificate of Designations)) may be issued in full without resulting in an Authorized Shares Failure; or (xi) the ordinary shares issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity (as defined in the Certificate of Designations), unless, solely for purposes of certain sections of the Certificate of Designations, the holders of ordinary shares of the Company immediately prior to such consolidation or merger continue to hold at least 50% of the aggregate ordinary voting power represented by the ordinary shares of the Company (or the surviving or acquiring entity), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to one or more Subject Entities, other than solely to one or more of the Company’s wholly owned subsidiaries, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its ordinary shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the issued ordinary shares, (y) 50% of the issued ordinary shares calculated as if any ordinary shares held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not issued, or (z) such number of ordinary shares such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued ordinary shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, in any transaction or series of related transactions, acquire, either (x) at least 50% of the issued ordinary shares, (y) at least 50% of the issued ordinary shares calculated as if any ordinary shares held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not issued, or (z) such number of ordinary shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the issued ordinary shares, or (v) reorganize, recapitalize or reclassify its ordinary shares, unless, solely for purposes of certain sections of the Certificate of Designations, the holders of ordinary shares of the Company immediately prior to such reorganization, recapitalization or reclassification continue to hold at least 50% of the aggregate ordinary voting power represented by the ordinary shares of the Company (or the surviving entity), (B) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate, other than the Company or its wholly owned subsidiaries, or their respective employee benefit plans, to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in issued ordinary shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued ordinary shares, (y) at least 50% of the aggregate ordinary voting power represented by issued ordinary shares not held by all such Subject Entities as of the date of the Certificate of Designations calculated as if any ordinary shares held by all such Subject Entities were not issued, or (z) a percentage of the aggregate ordinary voting power represented by issued ordinary shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their ordinary shares without approval of the shareholders of the Company, or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner intended to circumvent, or that circumvents, the intent of this definition in which case this definition shall be constructed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
“Price Failure” means, with respect to a particular date of determination, the VWAP of the ordinary shares on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).
“Principal Market” means as of any date of determination, the Eligible Market on which the ordinary shares is then listed or quoted.
“Required Holders” means holders of at least a majority of the outstanding shares of Series A convertible preferred shares (provided that such holders must include the Investor or its affiliates so long as the Investor or its affiliates beneficially owns any of the outstanding Series A convertible preferred shares or may be obligated to purchase additional Series A convertible preferred shares pursuant to the terms of the Purchase Agreement).
“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the ordinary shares on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $4,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).

No Listing
We do not plan on making an application to list the Series A convertible preferred shares on the NYSE or any other securities exchange or any recognized trading system.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of (i) the ownership, disposition and conversion of our Series A convertible preferred shares issued pursuant to this offering and (ii) the ownership and disposition of our ordinary shares into which such Series A convertible preferred shares may be converted. This discussion applies only to a U.S Holder purchasing our Series A convertible preferred shares in this offering and holding our Series A convertible preferred shares and/or our ordinary shares into which such Series A convertible preferred shares may be converted as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).
The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the ownership, disposition and conversion of our Series A convertible preferred shares or the ownership and disposition of our ordinary shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have neither sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
banks, insurance companies, and certain other financial institutions;

•
regulated investment companies and real estate investment trusts;

•
brokers, dealers or traders in securities;

•
traders in securities that elect to mark to market;

•
tax-exempt organizations or governmental organizations;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons holding our ordinary shares and/or Series A convertible preferred shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares and/or Series A convertible preferred shares being taken into account in an applicable financial statement;

•
persons that actually or constructively own 5% or more (by vote or value) of our shares;

•
“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, entities or arrangements treated as partnerships or other flowthrough entities for U.S. federal income tax purposes (and investors therein);

•
persons having a functional currency other than the U.S. dollar;

•
persons who hold or received our ordinary shares and/or Series A convertible preferred shares, as the case may be, pursuant to the exercise of any employee share option or otherwise as compensation; and

•
tax-qualified retirement plans.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our ordinary shares and/or Series A convertible preferred shares that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares and/or Series A convertible preferred shares, the tax treatment of an owner of such partnership will depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THE U.S. FEDERAL INCOME TAX CONSEQUENCE OF OWNING OUR ORDINARY SHARES AND/OR SERIES A CONVERTIBLE PREFERRED SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, CONVERTING AND DISPOSING OF OUR SERIES A CONVERTIBLE PREFERRED SHARES AND ACQUIRING, HOLDING, AND DISPOSING OF OUR ORDINARY SHARES.
Distributions on Ordinary Shares or Series A Convertible Preferred Shares
Subject to the PFIC rules discussed below, the gross amount of distributions made by us (if any) with respect to the ordinary shares or Series A convertible preferred shares (other than distributions on the Series A convertible preferred shares in the form of PIK Preferred Shares, as described below in “— Distributions of PIK Preferred Shares on Series A Convertible Preferred Shares”) generally will be includable in a U.S. Holder’s gross income as foreign-source dividend income in the year actually or constructively received by such U.S. Holder, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions to a U.S. Holder in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the ordinary shares or Series A convertible preferred shares and thereafter as capital gain. In the event we make distributions to U.S. Holders of ordinary shares or Series A convertible preferred shares, we may or may not calculate our earnings and profits under U.S. federal income tax principles. We do not currently intend to calculate our earnings and profits under U.S. federal income tax principles. U.S. Holders should therefore assume that all cash distributions will be reported as ordinary dividend income, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution. U.S. Holders should consult their own tax advisors to determine whether and to what extent they will be entitled to foreign tax credits in respect of any dividend income received.
With respect to non-corporate U.S. Holders (including individuals, estates, and trusts), dividends received with respect to our ordinary shares or Series A convertible preferred shares may be considered “qualified dividend income” subject to lower capital gains rates, provided that (1) the ordinary shares or Series A convertible preferred shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the income tax treaty between the United States and the United Kingdom, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend was paid or the preceding taxable year and (3) certain holding period requirements are met. In this regard, the ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend the ordinary shares will continue to be. The Series A convertible preferred shares are not expected to be considered to be readily tradable on an established securities market in the United States because they will not be listed on any securities exchange or nationally recognized trading system. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for the dividends paid with respect to the ordinary shares or Series A convertible preferred shares.
Subject to certain exceptions, dividends paid by us with respect to the ordinary shares or Series A convertible preferred shares will generally constitute foreign-source “passive category income” and will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders in respect of dividends received from U.S. corporations.
Distributions of PIK Preferred Shares on Series A Convertible Preferred Shares
If we make a distribution on the Series A convertible preferred shares in the form of PIK Preferred Shares, the tax treatment to a U.S. Holder that receives such distribution will depend on whether (a) the Series A convertible preferred shares are treated as participating in corporate growth to any significant extent as determined under the Treasury regulations and (b) cash distributions are also made on the ordinary shares or cash interest is made on our convertible notes. The Company believes that the Series A convertible preferred shares will be treated as participating in corporate growth to a significant extent and, unless otherwise noted, this summary assumes that such treatment applies. This view, however, is not free from doubt. There can be no assurance that the IRS will not take the position that the Series A convertible preferred shares should not be treated as participating in corporate growth to any significant extent as determined under the Treasury regulations. In general, a U.S. Holder is bound by our determination, unless the U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the Series A convertible preferred shares.
Assuming that the Series A convertible preferred shares are treated as participating in corporate growth to a significant extent, if cash distributions are not made on the ordinary shares and cash interest is not paid on our convertible notes, a distribution on the Series A convertible preferred shares in the form of PIK Preferred Shares will be tax-free to the U.S. Holder receiving such distribution. A U.S. Holder’s existing tax basis in the Series A convertible preferred shares will be allocated between the Series A convertible preferred shares and the PIK Preferred Shares based on their relative fair market values on the date of the distribution. Such U.S. Holder’s holding period for such PIK Preferred Shares generally will include the period during which the Series A convertible preferred shares were held prior to the distribution.
Assuming that the Series A convertible preferred shares are treated as participating in corporate growth to a significant extent, if cash distributions are made on the ordinary shares or cash interest is paid on our convertible notes, the tax treatment of a distribution on the Series A convertible preferred shares in the form of PIK Preferred Shares is not entirely clear. Such a distribution may be a taxable distribution to the U.S. Holder receiving such distribution, as described above in “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares.” Alternatively, such a distribution may be a tax-free distribution, as described in the previous paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of such a distribution if cash distributions are also made on the ordinary shares or cash interest is paid on our convertible notes.
If the Series A convertible preferred shares are treated as not participating in corporate growth to any significant extent, whether or not cash distributions are also made on the ordinary shares or cash interest is paid on our convertible notes, the fair market value of the PIK Preferred Shares may be treated as a taxable distribution to the U.S. Holder receiving such distribution, as described above in “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares.” In which case, a U.S. Holder’s tax basis in such PIK Preferred Shares will equal the fair market value of the PIK Preferred Shares on the distribution date, and such U.S. Holder’s holding period for such PIK Preferred Shares will begin on the day following the distribution date.

Possible Constructive Distributions
The terms of the Series A convertible preferred shares provide for an adjustment to the number of ordinary shares into which the Series A convertible preferred shares may be converted or to the Conversion Price of the Series A convertible preferred shares in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of Series A convertible preferred shares would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits, as determined under U.S. federal income tax principles (for instance, through an increase in the number of ordinary shares that would be obtained upon conversion of such Series A convertible preferred shares). Such constructive distribution would generally be subject to tax as described under “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares” above in the same manner as if the U.S. Holder of such Series A convertible preferred shares received a cash distribution from us equal to the fair market value of such increased interest. However, it is unclear whether a distribution treated as a dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long term capital gains rates as described above under “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares.”
Sale or Other Taxable Disposition of Ordinary Shares or Series A Convertible Preferred Shares
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of the ordinary shares and/or Series A convertible preferred shares (other than pursuant to a conversion or redemption described below), a U.S. Holder generally will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ordinary shares (generally as determined under “— Conversion of Series A Convertible Preferred Shares into Ordinary Shares” below) and/or Series A convertible preferred shares. A U.S. Holder’s adjusted tax basis in such Series A convertible preferred shares generally will be such U.S. Holder’s purchase price for Series A convertible preferred shares. Any such gain or loss generally will be U.S. source gain or loss and will be treated as long term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares and/or Series A convertible preferred shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit and the application of the income tax treaty between the United States and the United Kingdom to such U.S. Holder’s particular circumstances.
Conversion of Series A Convertible Preferred Shares into Ordinary Shares
A U.S. Holder generally will not recognize gain or loss upon the conversion of the Series A convertible preferred shares into ordinary shares. A U.S. Holder’s basis in ordinary shares received upon conversion of the Series A convertible preferred shares generally will equal the basis of the converted shares of Series A convertible preferred shares, and the holding period for such ordinary shares generally will include the holding period for the converted shares of Series A convertible preferred shares.
Redemption of Series A Convertible Preferred Shares
Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Series A convertible preferred shares are redeemed pursuant to the redemption provisions described in this prospectus supplement under “Description of the Securities We Are Offering — Series A Convertible Preferred Shares,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Series A convertible preferred shares under Section 302 of the Code. If the redemption qualifies as a sale of the Series A convertible preferred shares, the U.S. Holder will be treated as described under “— Sale or Other Taxable Disposition of Ordinary Shares and Series A Convertible Preferred Shares” above. If the redemption does not qualify as a sale of the Series A convertible preferred shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares.” Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S.

Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Series A convertible preferred shares generally will be treated as a sale of the Series A convertible preferred shares (rather than as a distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our ordinary shares and Series A convertible preferred shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of the shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption may be treated as a corporate distribution and the tax effects will be as described under “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Series A convertible preferred shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its options to acquire shares (if any) or possibly in other shares constructively owned by it. A U.S. Holder should consult with its own tax advisors as to the allocation of remaining tax basis.
Passive Foreign Investment Company
We will be classified as a PFIC within the meaning of Section 1297 of the Code, for any taxable year if either: (1) at least 75% of the gross income of the Company is “passive income” for purposes of the PFIC rules, the so-called PFIC income test, or (2) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income, the so-called PFIC asset test. For this purpose, we will be treated as owning the proportionate share of the assets, and earning the proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more measured by value of the stock. We are an early-stage company and do not expect to realize revenue until our manufacturing operations are in production. Until we generate revenue, our PFIC status would largely depend on whether we earn non-passive income, such as government grants and research and development tax credits, and whether the amount of such non-passive income exceeds 25% of our gross income for the relevant taxable year. While not clear, taking into account our income, assets and market capitalization, we expect that we will not be a PFIC for our current taxable year. However, whether we are treated as a PFIC is a factual determination that must be made annually after the close of each taxable year. Accordingly, there can be no assurances that we will not be classified as a PFIC for the current taxable year. Even after we start generating revenue, our PFIC status would depend on, among other things, the composition of the income, assets and operations of us and our subsidiaries and there can be no assurances that we will not be treated as a PFIC in any future taxable year. In addition, fluctuations in our market capitalization could affect the analysis under the PFIC asset test. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
If we are considered a PFIC for any taxable year that a U.S. Holder holds ordinary shares or Series A convertible preferred shares, we would continue to be treated as a PFIC with respect to such U.S. Holder’s investment unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its ordinary shares and/or Series A convertible preferred shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ordinary shares or Series A convertible preferred shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.
For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s ordinary shares or Series A convertible preferred shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its ordinary shares or Series A convertible preferred shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or Series A convertible preferred shares will be treated as excess distributions. Under the Excess Distribution Rules:
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the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or Series A convertible preferred shares;

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the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, will be treated as ordinary income; and

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the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or Series A convertible preferred shares cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or Series A convertible preferred shares as capital assets.
Once we are a PFIC, U.S. Holders may also be subject to the Excess Distribution Rules with respect to our subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our Lower-Tier PFICs.
If we are a PFIC, a U.S. Holder of ordinary shares or Series A convertible preferred shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares or Series A convertible preferred shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Because we do not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to our ordinary shares or Series A convertible preferred shares.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its ordinary shares or Series A convertible preferred shares to elect out of the Excess Distribution Rules discussed above if we are treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares or Series A convertible preferred shares, such U.S. Holder will include in income for each year that we are treated as a PFIC with respect to such ordinary shares or Series A convertible preferred shares an amount equal to the excess, if any, of the fair market value of the ordinary shares or Series A convertible preferred shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares or Series A convertible preferred shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares or Series A convertible preferred shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares or Series A convertible preferred shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares or Series A convertible preferred shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares or Series A convertible preferred shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares or Series A convertible preferred shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares or Series A convertible preferred shares previously included in income. A U.S. Holder’s basis in the ordinary shares or Series A convertible preferred shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares or Series A Convertible Preferred Shares,” except the lower rates applicable to qualified dividend income would not apply.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are listed on NYSE, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. The Series A convertible preferred shares are not expected to be considered to be readily tradable on an established securities market in the United States because they will not be listed on any securities exchange or nationally recognized trading system. Because a mark-to-market election is generally not available for equity interests in any Lower-Tier PFICs, a U.S. Holder will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for the ordinary shares or Series A convertible preferred shares.
If a U.S. Holder does not make a mark-to-market election (or a QEF election) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares or Series A convertible preferred shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares or Series A convertible preferred shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-market election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market election with respect to its ordinary shares or Series A convertible preferred shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.
U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.
Information Reporting and Backup Withholding
Information reporting requirements may apply to distributions (including constructive distributions or distributions of Series A convertible preferred shares to the extent treated as dividends) received by U.S. Holders of ordinary shares or Series A convertible preferred shares, and the proceeds received on sale or other taxable disposition of ordinary shares and/or Series A convertible preferred shares effected within the

United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any distributions (including constructive distributions or distributions of Series A convertible preferred shares to the extent treated as dividends) with respect to ordinary shares or Series A convertible preferred shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares and/or Series A convertible preferred shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

MATERIAL UK FEDERAL INCOME TAX CONSEQUENCES
The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding and disposing of the Series A convertible preferred shares or ordinary shares (the “Shares”). They are based on current UK tax law and the current published practice of HMRC (which may not be binding on HMRC), as of the date of this prospectus, all of which are subject to change, possibly with retrospective effect. Unless explicitly stated otherwise, they are intended to address only certain UK tax consequences for holders of Shares who are the absolute beneficial owners of the Shares and any dividends paid on them and who are tax resident in (and only in) the United Kingdom (or, in the case of corporate holders, who are not residents but carry on business in the UK through a permanent establishment with which their investment in us is connected), and who hold the Shares as investments (in the case of individuals, other than in an individual savings account or a self-invested personal pension). They do not address the UK tax consequences which may be relevant to certain classes of shareholders such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organisations, trustees, persons connected with us or our group, persons holding Shares as part of hedging or conversion transactions, persons who have (or are deemed to have) acquired Shares by virtue of an office or employment, and holders of Shares who are or have been officers or employees of a company forming part of our group. The statements do not apply to any holder of Shares who either directly or indirectly holds or controls 10% or more of our share capital (or class thereof), voting power or profits.
The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, the Shares. Accordingly, prospective subscribers for, or purchasers of, the Shares who are in any doubt as to their tax position regarding the acquisition, ownership or disposition of the Shares or who are subject to tax in a jurisdiction other than the United Kingdom should consult their own tax advisers.
The Company
It is the intention of the directors of Vertical Aerospace Ltd. to conduct its affairs so that its central management and control is exercised in the United Kingdom. As a result, Vertical Aerospace Ltd. is expected to be treated as resident in the United Kingdom for UK tax purposes. Accordingly Vertical Aerospace Ltd. is expected to be subject to UK tax on its worldwide income and gains, except where an exemption or relief applies.
Vertical Aerospace Ltd. may be treated as a dual resident company for UK tax purposes. As a result, Vertical Aerospace Ltd.’s right to claim certain reliefs from UK tax may be restricted, and changes in law or practice in the United Kingdom could result in the imposition of further restrictions on Vertical Aerospace Ltd.’s right to claim UK tax reliefs.
Taxation of dividends
Withholding tax
Vertical Aerospace Ltd. will not be required to withhold UK tax at source when paying dividends. The amount of any liability to UK tax on dividends paid by Vertical Aerospace Ltd. will depend on the individual circumstances of a holder of Shares.
Income tax
An individual holder of Shares who is resident for tax purposes in the United Kingdom may, depending on his or her particular circumstances, be subject to United Kingdom tax on dividends received from Vertical Aerospace Ltd. An individual holder of Shares who is not resident for tax purposes in the United Kingdom should not be chargeable to United Kingdom income tax on dividends received from Vertical Aerospace Ltd. unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the United Kingdom through a branch or agency to which the Shares are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.

All dividends received by a United Kingdom tax resident individual holder of Shares from Vertical Aerospace Ltd. or from other sources will form part of the holder’s total income for income tax purposes and will constitute the top slice of that income. For the tax year 2026/27, a nil rate of income tax will apply to the first £500 of taxable dividend income received by the holder in a tax year (the “Nil Rate Band”). Income within the Nil Rate Band will be taken into account in determining whether income in excess of the Nil Rate Band falls within the basic rate, higher rate or additional rate tax bands. Where the total dividend income is above the Nil Rate Band, any excess amount will be taxed at 10.75% to the extent that the excess amount falls within the basic rate tax band, 35.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.
Corporation tax
Corporate holders of Shares who are resident for tax purposes in the United Kingdom should not be subject to United Kingdom corporation tax on any dividend received from Vertical Aerospace Ltd. so long as the dividends qualify for exemption. If the conditions for exemption are not met or cease to be satisfied, or such holder of Shares elects for an otherwise exempt dividend to be taxable, the holder will be subject to UK corporation tax on dividends received from Vertical Aerospace Ltd., at the rate of corporation tax applicable to that shareholder (the main rate of UK corporation tax is currently 25%).
Corporate holders of Shares who are not resident for tax purposes in the United Kingdom will not generally be subject to UK corporation tax on dividends received from Vertical Aerospace Ltd. unless they are carrying on a trade in the United Kingdom through a permanent establishment in connection with which the Shares are used, held, or acquired.
A holder of Shares who is resident for tax purposes outside the United Kingdom may be subject to non-UK taxation on dividend income under local law.
Taxation of capital gains
UK resident holders of Shares
A disposal or deemed disposal of Shares by an individual or corporate holder of Shares who is resident for tax purposes in the United Kingdom may, depending on the holder’s circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.
Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of Shares less the allowable cost to the holder of acquiring such Shares.
The applicable tax rates for individual holders of Shares realizing a gain on the disposal of Shares for the tax year 2026/27 are, broadly, 18% for basic rate taxpayers and 24% for higher and additional rate taxpayers. For corporate holders of Shares, corporation tax is generally charged on chargeable gains at the rate applicable to the relevant corporate holder.
UK stamp duty (“stamp duty”) and UK stamp duty reserve tax (“SDRT”)
No stamp duty or SDRT will be payable on the issue of Shares, subject to the comments below.
Stamp duty will in principle be payable on any instrument of transfer of Shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. An exemption from stamp duty is available on an instrument transferring Shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions in respect of which the aggregate amount or value of the consideration exceeds £1,000. Shareholders should be aware that, even where an instrument of transfer is in principle subject to stamp duty, stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a UK court.

Provided that Shares are not registered in any register maintained in the United Kingdom by or on behalf of Vertical Aerospace Ltd. and are not paired with any shares issued by a UK incorporated company, any agreement to transfer Shares will not be subject to SDRT. Vertical Aerospace Ltd. does not currently intend that any register of Shares will be maintained in the United Kingdom.

PLAN OF DISTRIBUTION
This prospectus supplement and the accompanying prospectus relate to (i) the offering by us to the Investor of up to 32,559 Series A convertible preferred shares of the Company, par value $0.001 per share with a stated value equal to $1,000, comprising (a) 25,000 Second Tranche Preferred Shares to be sold to the Investor at the second closing, which is the first additional closing under the Purchase Agreement, and (b) up to 7,559 PIK Preferred Shares; and (ii) the offering of up to a maximum of 54,446,488 ordinary shares (based on the floor price for conversions of Series A convertible preferred shares of $0.598) upon the conversion, if any, of the Series A convertible preferred shares issued in this offering pursuant to the Certificate of Designations. Delivery of the Second Tranche Preferred Shares offered hereby is expected to be made at the second closing on or about August 10, 2026, subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement. We may distribute this prospectus supplement and the accompanying prospectus electronically.
Commissions and Expenses
We estimate the total expenses at the second closing of this offering that will be payable by us, will be approximately $250,000. After deducting our estimated offering expenses, we expect the net cash proceeds from the second closing of this offering will be approximately $23.75 million.
Closings
Pursuant to the Purchase Agreement, we have the right to sell to the Investor up to an aggregate of 250,000 shares of Series A convertible preferred stock, including the shares offered hereby, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Each additional closing under the Purchase Agreement is at our option upon notice to the Investor and subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including, among others and subject to certain qualifications, the absence of any Triggering Event (as defined in the Certificate of Designations), no Material Adverse Effect (as defined in the Purchase Agreement), a minimum liquidity requirement, satisfaction of certain trading price and volume thresholds, and that any such additional closing may be no less than 60 calendar days following the immediately preceding closing. Any such additional closing will be conducted in accordance with the Plan of Distribution included as part of a separate prospectus supplement to be filed by us under this or any other eligible registration statement of Vertical Aerospace Ltd. We are under no obligation to sell any securities to the Investor under the Purchase Agreement subsequent to the first closing of this offering.
We currently anticipate that second closing of the sale of the Series A convertible preferred stock offered hereby will take place on or about August 10, 2026, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including (i) the waiver by the Investor of certain conditions precedent in the Purchase Agreement regarding minimum trading, volume and share price requirements in the Company’s ordinary shares for the issuance of the Second Tranche Preferred Shares, (ii) the waiver by the Company of certain shorting prohibitions in the Purchase Agreement so long as the Second Tranche Preferred Shares are outstanding with such waiver limited to not in excess of $25,000,000 in economic short exposure, subject to proportionate reduction for reductions in the number of Second Tranche Preferred Shares outstanding. In addition, pursuant to the Side Letter, the Fixed Conversion Price will be $1.26 for the Second Tranche Preferred Shares. At or prior to the closing, the Investor will deliver to the Company an amount equal to the purchase amount (via wire transfer) for the Second Tranche Preferred Shares, after deducting certain expenses that we have agreed to reimburse for the Investor. At the closing, we will deliver to the Investor book-entry statements of the Series A convertible preferred stock and ordinary shares purchased in this offering.
Trading Market
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.” We do not plan on making an application to list the Series A convertible preferred stock on the New York Stock Exchange or any other securities exchange or any recognized trading system.

Transfer Agent
The transfer agent for our Series A convertible preferred stock and ordinary shares is Continental Stock Transfer & Trust Company.

EXPENSES OF THE OFFERING
We estimate that our expenses in connection with this offering, other than underwriting discounts and commissions, will be as follows:
Expenses	Amount
SEC registration fee	$4,000
Legal fees	$125,000
Accounting fees and expenses	$110,000
Miscellaneous costs	$11,000
Total	$250,000
All amounts in the table are estimates except the SEC registration fee. We will pay all of the expenses of this offering.

LEGAL MATTERS
The validity of the securities being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. Certain matters of U.S. federal law will be passed upon for us by Latham & Watkins LLP. Haynes & Boone LLP is representing the Investor in connection with this offering.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands law experts named in this prospectus supplement, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.
This prospectus supplement will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 24, 2026;

•
The information contained in our Current Reports on Form 6-K furnished to the SEC on August 10, 2026; July 13, 2026 (excluding Exhibit 99.1); June 29, 2026 (excluding Exhibit 99.1); on May 21, 2026 (excluding Exhibit 99.1); on May 12, 2026; on May 6, 2026 (including Exhibits 99.2 and 99.3 but excluding Exhibit 99.1); on April 20, 2026 (including Exhibits 4.1, 99.1, 99.2, 99.3, 99.4 and 99.5 but excluding Exhibit 99.6); on April 16, 2026 (excluding Exhibit 99.1); on March 30, 2026; on March 30, 2026 (excluding Exhibit 99.1); and on March 27, 2026 (excluding Exhibit 99.1); and

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F or periodic reports on Form 6-K we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the completion of the offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.
You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3 (File No. 333-292448) we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 471-0150. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described above. The information on our website is not incorporated by reference into this prospectus supplement.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS
Vertical Aerospace Ltd.
$200,000,000
Ordinary Shares
Preferred Shares
Warrants
Rights
Units

We may offer and sell up to $200,000,000 in the aggregate of our ordinary shares, par value $0.001 per share (“ordinary shares”), preferred shares, par value $0.001 per share (“preferred shares”), warrants to subscribe for ordinary shares, rights to subscribe for ordinary shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.
This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “EVTL.” On January 7, 2026, the last reported sales price of our ordinary shares as reported on the NYSE was $6.23 per share.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 8, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Vertical” mean Vertical Aerospace Ltd. and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.
In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
•
Our limited operating history and that we have not yet manufactured any non-prototype aircraft or sold any aircraft to electric vertical takeoff and landing (“eVTOL”) aircraft customers;

•
Our business plans require a significant amount of capital and we may not be able to raise additional funds when we need or want them, or at all, to fund our operations, which could force us to curtail or even cease our planned operations and the pursuit of our growth strategy;

•
Our limited cash and cash equivalents, recurring losses from operations and dependency on raising additional capital indicate that a material uncertainty exists that may cast significant doubt (or substantial doubt as contemplated by PCAOB standards) regarding our ability to continue as a going concern;

•
If we are unable to test, produce, certify or launch aircraft in the volumes or timelines projected, including achieving the targets set out in Flightpath 2030;

•
Our aircraft may not perform at the level we expect and may potentially have defects;

•
Our dependence on our partners and suppliers for the components in our aircraft and for our operational needs;

•
Being an early-stage company with a history of losses, we expect to incur significant expenses and continuing losses in the foreseeable future;

•
Our markets are still in relatively early stages of growth, and such markets may not continue to grow, grow more slowly than we expect or fail to grow as large as we expect;

•
Any accidents or incidents involving eVTOL aircraft developed by us or our competitors could harm our business;

•
Our aircraft may not be certified by transportation authorities for production and operation within any projected timeline, or at all;

•
Development, testing and commercialization of a hybrid-electric vertical take-off and landing variant of the Valo aircraft is subject to significant risks, including technological, regulatory and operational challenges;

•
All of the pre-orders we have received for our aircraft are conditional and may be terminated at any time by either party and any pre-delivery payments may be fully refundable upon certain circumstances;

•
Our business has developed rapidly and expects to continue to develop significantly, and any failure to manage that growth effectively could harm our business;

•
Our dependence on recruiting and retaining our senior management team and other highly skilled personnel;

•
We previously identified material weaknesses in our internal controls over financial reporting, which if we fail to properly remediate, could adversely affect our results of operations, investor confidence in us and the market price of our ordinary shares; and

•
other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.
The goals, targets, expectations and estimates included or incorporated by reference in this prospectus were prepared by the Company’s management team based on information available at the time such information was developed and reflects numerous assumptions that are subject to change, including those related to general business, economic, market, and financial conditions, as well as other factors that are difficult to predict and many of which are beyond the Company’s control. The Company believes the assumptions underlying such goals, targets, expectations and estimates were reasonable at the time such information was prepared. However, important factors may affect actual results and cause the results reflected in such goals, targets, expectations and estimates not to be achieved including, among other things, risks and uncertainties relating to the Company’s business, industry performance, the regulatory environment, and general business and economic conditions, as discussed in the immediately preceding paragraph.
The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

OUR COMPANY
Company Overview
Our vision is to transform how the world moves. We are a global aerospace and technology company that is pioneering electric aviation, focused on designing, manufacturing and selling a zero-operating emission eVTOL aircraft for use in the advanced air mobility market, using the most cutting-edge technology from the aerospace, automotive and energy industries.
Founded in 2016, we come from a deep aerospace and automotive mindset and we designed, built and flew two sub-scale prototype eVTOL aircraft in 2018 and 2019. We are currently developing, and are progressing towards the certification of, our flagship eVTOL, Valo (formerly known as the VX4).
Our first full-scale prototype successfully concluded its remote thrustborne flight test campaign in August 2023. Our second, more advanced, full-scale prototype commenced flight tests in July 2024, achieving the milestone of piloted thrustborne flight maneuvres in January 2025 and commenced wingborne flight in May 2025. The assembly of our third full-scale prototype, identical to the second, has been completed and is expected to begin piloted flight testing following commissioning in January 2026. Both our second and third prototypes include much of our strategic partners’ technology that we plan to incorporate into our final certification aircraft. In addition to the three prototypes, we also expect to build seven certification aircraft to support final testing with the United Kingdom’s Civil Aviation Authority (“CAA”) and the European Union Aviation Safety Agency (“EASA”) ahead of targeted Type Certification in 2028.
We are targeting Valo to be capable of transporting a pilot and up to six passengers, traveling distances of up to 100 miles, and achieving cruise speeds of 150 miles per hour, while producing minimal noise and zero-operating emissions.
In March 2023, the CAA issued us with an eVTOL Design Organisation Approval (“DOA”), the scope of which was expanded in July 2024, enabling our engineers to sign-off compliance of an expanding range of technical areas, including additional aspects of flight control, avionics and electrical systems. By enhancing our capacity to carry out certification activities, we expect to streamline the overall certification process. UK and European aerospace companies cannot hold a type certificate, necessary for entry into service, without being granted a DOA. The DOA authorizes us to conduct design activities and issue design approvals within the DOA’s scope of approval. In May 2025, we announced a complementary hybrid-electric aircraft. This aircraft is intended to extend the payload and range capability of the pure-eVTOL platform to carry up to 1,100 kilograms and travel 1,000+ miles, enabling new potential applications in defense, logistics and commercial sectors including air ambulance services, which require longer range and higher payload than current eVTOL platforms can deliver. This hybrid aircraft maintains the same airframe as the eVTOL.
Company Information
The mailing address of our principal executive office is Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom, and our telephone number is +44-177 471 0150. Our website address is https://www.vertical-aerospace.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Cogency Global Inc.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with the Company’s fourth amended and restated memorandum and articles of association dated effective on December 23, 2024 (the “Articles”). We urge to you read the Articles in its entirety for a complete description of the rights and preferences of our share capital.
General
We are a Cayman Islands exempted company with limited liability (company number 376116). Our affairs are governed by our Articles as amended and restated from time to time and the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”).
Our objects are unrestricted, and Section 3 of our Articles provides that we shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Our register of members is maintained by Continental Stock Transfer & Trust Company.
Ordinary Shares
General
The authorized share capital of the Company is $210,000 divided into 200,000,000 ordinary shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share. As of September 30, 2025, there were 99,787,293 ordinary shares issued and outstanding. On December 29, 2025, our Board called an extraordinary general meeting of our shareholders to vote upon a resolution to increase our authorized share capital to US$1,010,000, divided into 1,000,000,000 ordinary shares of par value US$0.001 each and 10,000,000 preferred shares of par value US$0.001 each.
All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing our issued and outstanding ordinary shares are generally not issued and legal title to our issued shares is recorded in registered form in the register of members. Other than as described below under the heading “Shareholder Participation Rights,” holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no cumulative voting with respect to the election of directors at a general meeting, with the result that the holders of more than 50% of the shares voted for the election of directors can elect the directors, subject to the director nomination rights held by Mudrick Capital and Stephen Fitzpatrick’s right to serve as a General Director, as described below under the heading “— Directors.”
Our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “— Variations of Rights of Shares.”
As of September 30, 2025, there were 99,787,293 ordinary shares issued and outstanding. In addition, as of September 30, 2025, we had 22,338,993 ordinary shares issuable upon the exercise of outstanding warrants, and 39,430,443 ordinary shares issuable upon conversion of the Convertible Senior Secured Notes.
Dividends
The holders of our ordinary shares are entitled to such dividends as may be declared by our Board subject to the Companies Act and our Articles. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of the Company lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions will be distributed among the holders of our ordinary shares on a pro rata basis. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, our overall financial condition, available distributable reserves and any other factors deemed relevant by our Board.
Voting Rights
Holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company. Voting at any meeting of shareholders is by poll and not on a show of hands.
A special resolution will be required for important matters such as a merger or consolidation of the Company, change of name or making changes to our Articles or the voluntary winding up of the Company.
The adoption of any ordinary resolution by our shareholders requires the affirmative vote of a simple majority of the votes permitted to be cast by persons present (in person or by proxy) and voting at a general meeting at which a quorum is present, while a special resolution requires the affirmative vote of no less than two-thirds of the votes permitted to be cast by persons present (in person or by proxy) and voting at any such meeting, or, in each case, a unanimous resolution in writing.
Shareholder Meetings
Our Articles provide that notice of any general meeting shall be provided to each shareholder entitled to vote at such meeting not less than seven calendar days but not more than sixty calendar days before the date of the meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. A quorum required for a meeting of shareholders consists of members holding at least a simple majority of all voting share capital in issue at any such general meeting of the Company.
Under our Articles, all general meetings of the Company other than annual general meetings are called extraordinary general meetings. No business may be transacted at any general meeting other than business properly brought before the meeting.
Annual General Meetings
Our Articles provide that the Company shall hold an annual general meeting in each fiscal year of the Company, to be held at such time and place as our directors approve. To be properly brought before an annual general meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) otherwise brought before the meeting by the Board or the chairman of the Board, or (iii) notified to the Company in writing not later than the seventh day after the delivery of notice of such meeting by shareholders holding greater than an aggregate of 10.0% of the issued and outstanding ordinary shares.
Extraordinary General Meetings
Our Articles provide that extraordinary general meetings for any purpose or purposes may be called at any time (i) by a resolution adopted by the majority of our directors or (ii) by the Board upon a valid request by shareholders holding an aggregate of 10.0% of the issued and outstanding ordinary shares. To be properly brought before an extraordinary general meeting, business must be specified in a notice of meeting given by or at the direction of the person calling the meeting, which may include any such business as the requesting shareholders may propose, subject to applicable law.
The Board can, in good faith, refuse the calling of an extraordinary general meeting at the request of shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding, but only if the resolution proposed to be dealt with at the extraordinary general meeting cannot be properly moved because it would be contrary to applicable law. If the Board does not convene an extraordinary general meeting within twenty-one days from the date on which a valid request is received, other than in the limited circumstances in which the Board would have a right to refuse the calling of an extraordinary general meeting, the requesting shareholders may convene an extraordinary general meeting, which shall be convened in the same manner as nearly as possible as that in which extraordinary general meetings are convened by the Board.
Variations of Rights of Shares
Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Options
Our board of directors is empowered to grant options with or without preferred, deferred, or other rights or restrictions. We currently have in place two employee incentive plans under which options in our ordinary shares can be granted to eligible employees.
Transfer of Ordinary Shares
Any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, or approved by our Board, subject to the applicable restrictions of our Articles, such as the determination by the directors that a proposed transfer is not eligible.
Ownership Threshold
There are no provisions under Cayman Islands law applicable to us, or under the Articles, that require us to disclose shareholder ownership above any particular ownership threshold.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Anti-Takeover Provisions in the Articles
Some provisions of the Articles may discourage, delay or prevent a change of control of Vertical or our management that shareholders may consider favorable, including director nomination rights granted to Mudrick Capital for a number of directors proportionate in number to its share ownership percentage so long as Mudrick Capital beneficially owns greater than 10.0% of our issued and outstanding ordinary shares, and a provision that authorizes our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

Calls on Shares and Forfeiture of Shares
Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Shareholder Participation Rights
Pursuant to a Shareholder Letter Agreement, dated as of December 23, 2024, by and among the Company, Mudrick Capital, Stephen Fitzpatrick and Imagination Aero Investments Limited (“Imagination Aero”), a wholly owned entity of Mr. Fitzpatrick, so long as (i) Mudrick Capital directly or indirectly beneficially owns at least 20% of our issued and outstanding ordinary shares or (ii) Mr. Fitzpatrick and Imagination Aero, together with any other fund, entity or account that is affiliated with Mr. Fitzpatrick (the “SF Parties”), directly or indirectly beneficially owns at least 3% of our issued and outstanding ordinary shares, Mudrick Capital and/or the SF Parties may elect to participate in our offering of newly issued ordinary shares and any other securities (including any equity securities or debt securities that are convertible into ordinary shares or the other equity securities of Vertical or our subsidiaries) (the “New Securities”) at a price and on the terms specified in the relevant offer notice, up to such number of New Securities proportionate to Mudrick Capital and/or the SF Parties’ beneficial ownership of our issued and outstanding ordinary shares relative to the number of New Securities to be offered by us.
Directors
Our management is vested in our Board. Our Articles provide that questions arising at any meeting of directors shall be decided by the votes of a majority of the directors presented at a duly held meeting at which a quorum is present, or by unanimous written resolution of the Board. The quorum necessary for any Board meeting shall consist of at least a majority of the members of our Board.
Our Articles provide that the Board shall consist of up to seven directors (but not less than one director), unless increased or decreased from time to time by the directors or the Company in a general meeting, and the Board shall consist of a majority of independent directors.
Pursuant to our Articles, so long as Mudrick Capital beneficially owns at least 10.0% of our issued and outstanding ordinary shares, Mudrick Capital shall be entitled to nominate for election a number of individuals to serve as directors on the Board proportionate in number (rounded to the nearest whole number), on the basis of a Board consisting of seven directors, to Mudrick Capital’s percentage of beneficial ownership of the our issued and outstanding ordinary shares (each, upon the effectiveness of their appointment, an “Appointed Director”). Such nomination rights shall terminate on the first date on which Mudrick Capital beneficially owns less than 10.0% of our issued and outstanding ordinary shares on a fully diluted basis (assuming the exercise or exchange of all Vertical warrants, options and other similar instruments that are able to be exercised or exchanged as at the relevant date, and the full conversion of the outstanding Convertible Senior Secured Notes issued under the Indenture that are held by Mudrick Capital as at the relevant date), and the maximum number of Appointed Directors shall be capped as six so long as the SF Entitlement (as defined below) is applicable. Any casual vacancy on the Board in respect of an Appointed Director position shall be subject to Mudrick Capital’s nomination rights.
Our Articles provide that the nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”) shall review each candidate nominated by Mudrick Capital to be an independent director for fitness and, if deemed fit for service, the Nominating and Governance Committee will recommend the individuals for election by a majority vote of the Board. The Nominating and Governance Committee shall recommend for election by a majority vote of the Board each candidate deemed fit for service by Mudrick and nominated by Mudrick Capital to be a non-independent Appointed Director.
Director positions other than for an Appointed Director (each such director, a “General Director”) may be filled by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, or by ordinary resolution (or, in the event that there is more than one individual proposed in respect of a single General Director position, by a plurality of votes) at a general meeting of the Company’s shareholders. So long as the SF Parties beneficially own at least 3% of our issued and outstanding ordinary shares, Mr. Fitzpatrick shall be entitled to serve as a General Director on the Board (the “SF Entitlement”).
A director may be removed from office by an ordinary resolution of the shareholders with cause, and any director other than Mr. Fitzpatrick may be removed from office by an ordinary resolution of the shareholders without cause, in each case at any time before the expiration of their term. Other than in respect of an independent Appointed Director, Mudrick Capital may remove any Appointed Director by delivering notice to the Company.
Each director shall hold office until the expiration of his or her term, until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.
There is no cumulative voting with respect to the appointment of directors.
Under our Articles, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding their interest; provided that, in exercising any such vote, such director complies with their fiduciary duties and any other applicable duties.
Our directors are entitled to such remuneration as the directors may from time to time determine.
Indemnity of Directors and Officers
Our Articles provide that our Board and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices to the fullest extent permitted under the laws of the Cayman Islands.
Differences in Company Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that it is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually the affirmative vote of the holders of at least a two-thirds (2/3) majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. Unless required by its articles of association, no shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company if a copy of the plan of merger or consolidation is given to every member of the subsidiary company unless that member agrees otherwise.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. If the Registrar of Companies of the Cayman Islands is

satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
After obtaining the relevant authorizations and consents, a director of each Cayman Islands company must sign the plan of merger or consolidation on behalf of their company and file the plan with the Registrar of Companies together with prescribed documents such as certificates of good standing, director’s declarations that, among other things: (a) the constituent company is, and the consolidated or surviving company will be, immediately after merger or consolidation, able to pay its debts as they fall due; (b) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; and that (c)(i) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or its property or any part thereof; and (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of any constituent company are and continue to be suspended or restricted.
Where the merger or consolidation involves a foreign company and the surviving company is the foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, in addition to the above declarations, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice of such approval to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) shall file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, that will generally be more suited for complex mergers or other transactions involving widely held companies. Such transactions, commonly referred to in the Cayman Islands as a “scheme of arrangement,” may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), three fourths in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) in respect of a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing three fourths in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
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the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of not less than 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman

Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Walkers (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Articles permit indemnification of officers and directors, to the fullest extent permitted under the laws of the Cayman Islands, for any liability and loss suffered and expenses, including legal expenses, incurred in their capacities as such in connection with any action, suit or proceeding, where civil, administrative or investigative. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors that will provide such persons with additional indemnification beyond that provided in our Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:

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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Articles provide that shareholders holding greater than an aggregate of 10.0% of the ordinary shares issued and outstanding of the Company (i) may call an extraordinary general meeting and put forth proposals at such extraordinary general meeting, and (ii) may put forth proposals at an annual general meeting, in each case subject to compliance with the relevant notice provisions in the Articles.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation may be removed for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Articles, directors may be removed by the shareholders for “cause” (i.e., a conviction of a felony, the willful misconduct in the performance of director’s duties to the Company in a matter of substantial importance, or mental incompetency that directly affects such director’s ability to perform his or her obligations as a director) by an ordinary resolution. Directors other than Mr. Fitzpatrick may be removed by the shareholders without cause by an ordinary resolution. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is prohibited by applicable law from being a director; or (v) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from meetings of the Board for six consecutive months without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of a special resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the shareholders.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Waiver of Certain Corporate Opportunities
Under the Articles, the Company has renounced any interest or expectancy of the Company in, or in being offered an opportunity to participate in, certain opportunities where such opportunities come into the possession of one of our directors other than in his or her capacity as a director (as more particularly described in the Articles). This is subject to applicable law and may be waived by the relevant director.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Listing
Our ordinary shares are listed on the New York Stock Exchange under the symbol “EVTL.”

DESCRIPTION OF PREFERRED SHARES
Our authorized share capital is $210,000 divided into 200,000,000 ordinary shares of a par value of $0.001 each and 10,000,000 preferred shares of a par value of $0.001 each. Our Articles provide that our Board may issue one or more series or preferred shares, with each of such series having such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are stated and expressed in any resolution or resolutions of the Board providing for the issue of such series.
The particular terms of any issue of preferred shares will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the title and number of preferred shares;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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the dividend rate on the preferred shares, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

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whether the preferred shares shall be convertible into, or exchangeable for, ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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the liquidation preference per preferred share, if any;

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voting rights, if any, of the preferred shares;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the preferred shares; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the preferred shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of our ordinary shares and reduce the likelihood that holders of our ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could delay, deter or prevent a change in control of the Company, or make removal of management more difficult. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

DESCRIPTION OF WARRANTS
Issuable Warrants
We may issue warrants for the purchase of our ordinary shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of ordinary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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a discussion of the material Cayman Islands and United States federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of Vertical.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends on the ordinary shares or payments upon any winding up, liquidation or dissolution of the Company, if any.
The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF RIGHTS
The following summary description of the rights to subscribe for ordinary shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.
The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such Rights offering.
Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.
The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:
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the title of the Rights;

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the date of determining the securityholders entitled to the Rights distribution;

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the aggregate number of Rights issued and the aggregate number of ordinary shares purchasable upon exercise of the Rights;

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the exercise price;

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the date on which the Rights become exercisable and the date on which the Rights will expire;

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the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

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if applicable, a discussion of the material Cayman Islands and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

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the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).
If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of the material Cayman Islands and United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

The units will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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through agents;

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to or through underwriters;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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directly by us or by selling securityholders to purchasers, including through a specific bidding, auction or other process;

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privately negotiated transactions;

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a combination of any of the above methods of sale; and

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through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any ordinary shares will be listed on NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

LEGAL MATTERS
The validity of the ordinary shares and the preferred shares being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP. The validity of the warrants, rights and units being registered hereby and certain other matters of New York state law will be passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered address of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH, United Kingdom.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.
We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 122 E 42nd St., 18th Floor, New York, New York 10168.
We have been advised by our Cayman Islands legal counsel, Walkers (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered.
Expenses	Amount
SEC registration fee		$27,620.00
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

•
Our Current Reports on Form 6-K (including Form 6-K/A) furnished to the SEC on March 11, 2025 (including Exhibit 99.1); May 6, 2025 (excluding Exhibit 99.1); May 8, 2025 (excluding Exhibit 99.1); May 12, 2025 (including Exhibit 99.1), May 13, 2025 (excluding Exhibit 99.1 but including Exhibits 99.2 and 99.3), May 21, 2025, May 27, 2025 (including Exhibit 99.1 but excluding therefrom the quotations from the Company’s Chief Executive Officer, Chief Test Pilot and other partners), June 3, 2025 (excluding Exhibit 99.1), June 12, 2025 (including Exhibit 99.1 but excluding therefrom the quotations from the Company’s Chief Executive Officer and the Bristow Group’s President and Chief Executive Officer), July 1, 2025 (including Exhibit 99.1 but excluding Exhibit 99.2), July 3, 2025 (including Exhibit 99.1 but excluding therefrom the quotation from the Company’s Chief Executive Officer), July 8, 2025 (including Exhibits 99.1 and 99.2), July 9, 2025 (excluding Exhibits 1.1, 5.1 and 99.1), August 4, 2025 (excluding Exhibit 99.1), August 5, 2025 (relating to our financial results for the six months ended June 30, 3025, including Exhibits 99.2, 99.3 and Exhibits 101.INS, 101.SCH, 101.CAL, 101.LAB, 101.PRE and 101.DEF, but excluding Exhibit 99.1), August 5, 2025 (relating to the results of our 2025 Annual General Meeting, including Exhibit 99.1), September 3, 2025 (excluding Exhibit 99.1), September 5, 2025 (excluding Exhibits 1.1, 5.1 and 23.1), October 1, 2025, November 4, 2025, November 4, 2025 (including Exhibits 99.2, 99.3 and 99.5 but excluding Exhibit 99.1), December 1, 2025 (excluding Exhibit 99.1), December 8, 2025 (excluding Exhibit 99.1), December 10, 2025 (excluding Exhibit 99.1) and December 29, 2025 (excluding Exhibit 99.2);

•
the description of our securities contained in our registration statement on Form 8-A filed with the SEC on December 15, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: Vertical Aerospace Ltd., Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW, United Kingdom and our telephone number at that address is +44 117 471-0150. Alternatively, copies of these documents are available via our website (http://investor.vertical-aerospace.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

The financial goals and expected capital needs, or prospective financial information, incorporated by reference in this prospectus was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The financial goals and expected capital needs incorporated by reference in this prospectus has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying financial goals and expected capital needs and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report that is incorporated by reference in this prospectus relates to the Company’s previously issued financial statements. It does not extend to the prospective financial information above and should not be read to do so.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.
Our website is www.vertical-aerospace.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Vertical Aerospace Ltd.
25,000 Series A Convertible Preferred Shares
Up to 7,559 Series A Convertible Preferred Shares issuable as Dividends
Up to 54,446,488 Ordinary Shares Issuable Upon Conversion of Series A
Convertible Preferred Shares

PROSPECTUS SUPPLEMENT DATED August 10, 2026